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The Walt Disney Company THE RIGHT BOARD, THE RIGHT STRATEGY Disney’s Plan For   Shareholder Value Creation MARCH 2024

Disclaimer

Forward-Looking Statements
Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; priorities and opportunities; future performance; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability, including with respect to attendance at theaters and the success of Disney’s streaming platform; investments; capital allocation, including dividends and share repurchases; financial performance; earnings expectations; expected drivers and guidance, including future adjusted EPS, free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content, products, experiences or service offerings (including timing and nature); priorities or performance; businesses and assets; future investments and creative output; collaborations; expected benefits; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.disney.com/investors

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov

Non-GAAP Financial Measures
This presentation includes the presentation and discussion of certain financial information that differs from what is reported under U.S. GAAP, including diluted EPS excluding certain items, free cash flow, EBITDA, net debt, net leverage and DTC businesses operating income. These measures should be reviewed in conjunction with the most comparable GAAP financial measures and should not be considered substitutes for, or superior to, those GAAP financial measures.

“Diluted EPS excluding certain items” is a non-GAAP financial measure calculated as diluted EPS less certain items affecting comparability of results from period to period and amortization of TFCF and Hulu intangible assets, including purchase accounting step-up adjustments for released content. Disney’s management believes that information about diluted EPS excluding certain items allows investors to evaluate the performance of Disney’s operations exclusive of these items, which is how senior management evaluate segment performance. Quantitative reconciliation of historical measures of diluted EPS excluding certain items to diluted EPS, which is the most directly comparable GAAP measure, is provided at the end of this presentation. Disney is not providing forward-looking measures for diluted EPS, or a quantitative reconciliation of the forward-looking diluted EPS excluding certain items to that most directly comparable GAAP measure. Disney is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about other adjusting items that is currently not available to Disney could have a potentially unpredictable and significant impact on its future GAAP financial results.

“Free cash flow” is a non-GAAP financial measure calculated as cash provided by continuing operations less investments in parks, resorts and other property. Disney’s management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares. Quantitative reconciliation of measures of free cash flow to cash provided by continuing operations, which is the most directly comparable GAAP measure, is provided at the end of this presentation.

“EBITDA” is a non-GAAP financial measure calculated as segment operating income minus corporate and unallocated shared expenses plus depreciation and amortization plus equity-based compensation minus minority interest. EBITDA is used in the calculation of net leverage defined below.

“Net debt” is a non-GAAP financial measure calculated as total borrowings less net debt issuance discounts, costs and purchase accounting adjustments less cash and cash equivalents. Net debt is used in the calculation of net leverage defined below.

“Net leverage” is a non-GAAP financial measure calculated by dividing net debt by EBITDA. Disney’s management believes that information about net leverage provides investors the ability to evaluate and compare leverage between companies. Quantitative reconciliation of historical measures of net leverage to total leverage, which is the most directly comparable GAAP measure, is provided at the end of this presentation.

“DTC streaming businesses operating income” is a non-GAAP financial measure calculated as entertainment segment direct-to-consumer operating income plus ESPN+ operating income from the sports segment. Disney’s management believes that information about DTC streaming businesses operating income provides investors with the performance of its portfolio of streaming businesses and progress against Disney’s goal of reaching profitability in its combined streaming businesses. Disney is not providing forward-looking measures for segment operating income for the entertainment and sports segments, which are the most directly comparable GAAP measures, or a quantitative reconciliation of the forward-looking DTC streaming businesses operating income to those most directly comparable GAAP measures. Disney is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measures without unreasonable effort. Information about other adjusting items that is currently not available to Disney could have a potentially unpredictable and significant impact on its future GAAP financial results.

“Return on Invested Capital” or “ROIC” of a segment is a non-GAAP financial measure calculated by dividing annual after-tax operating performance by the average of invested capital at the end of such fiscal year and the end of the immediately prior fiscal year for such segment. Annual after-tax operating income is calculated as the sum of segment operating performance for each segment and corporate and unallocated shared expenses, minus tax at the U.S. tax rate in effect during that fiscal year on segment operating income and corporate and unallocated shared expenses. Invested capital is defined as the remainder of Disney’s total assets at a fiscal year end minus the sum of such segment’s (a) cash, cash equivalents and restricted cash as of the last day of the fiscal year, (b) deferred tax assets and (c) non-interest bearing liabilities and income and property tax liabilities. Quantitative reconciliation of historical measures of ROIC to operating income, which is the most directly comparable GAAP measure, is provided at the end of this presentation.

You cannot “restore the magic” if you don’t understand magic

Disney has an unparalleled creative engine that drives shareholder value creation

- Our 100 years of incomparable storytelling excellence has resulted in best-in-class assets and timeless, beloved characters for all ages
- Our creativity makes the impossible possible and is a source of inspiration in a cynical world
- Our creative engine is rejuvenated and thriving

Disney is uniquely positioned to thrive amid generational disruption

- We built leading streaming platforms supported by our differentiated IP, global scale, and the #1 sports media brand, ESPN
- We have an unequaled ability to create franchises with longevity and to engage consumers across our unique assets
- We have unique monetization capabilities that drive superior economics and outsized revenue and margin opportunities

Nelson Peltz and Trian’s approach would absolutely damage Disney

- Peltz has no experience managing creative businesses ... you don’t manage creativity the way you manage a hedge fund
- Peltz’s suggestion for a “board-led creative review” process is value destructive ... bureaucracy doesn’t drive box office or creative success
- Peltz’s idea to bundle ESPN with Netflix, our biggest streaming competitor, underscores how little he understands about media and our business

The Walt Disney Company 3

This Board is already delivering on Disney s potential 4 1 Diluted EPS excluding certain items is a non GAAP financial measure. The most comparable GAAP measure is diluted EPS. See page 2 for how we define and calculate this measure and why Disney is not providing a forward looking quantitative reconciliation to the most comparable GAAP measure and the end of this presentation for a reconciliation to the most comparable GAAP measure; 2 Free cash flow reflects cash provided by operations less investments in parks, resorts and other property. Free cash flow is a non GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which is expected to tot al ~$14bn in FY24 representing a ~40% YoY increase. See page 2 for how we define and calculate this measure and the end of this presentation for a reconciliation to the most comparable GAA P m easure.; 3 Represents committee composition following Disney’s 2024 annual meeting Disney is positioned to thrive amid unprecedented industry disruption  In Q 1 FY 24 we delivered GAAP and Non GAAP Diluted EPS 1 growth of 49 and 23 respectively, and have guided to Non GAAP Diluted EPS growth 1 of at least 20 for FY 24  We are successfully executing against detailed plans for growth in each of our businesses to drive superior, sustainable shareholder value – Reinvigorating creativity in our film studios by restoring decision making to creative leaders increasing ROI by prioritizing quality over output – Line of sight to streaming profitability beginning in Q 4 FY 24 with opportunities for subscriber and ARPU growth and margin expansion ahead – Continuing to advance ESPN as the preeminent digital sports platform with ESPN flagship DTC, ESPN Bet, and the FOX WBD joint venture – Turbocharging growth in Experiences with detailed 10 year, 60 bn investment plan, building upon our strong track record of outsized returns – On pace to exceed 7 5 bn annual cost savings target, up 2 bn from original Q 2 FY 23 target  Leveraging robust FCF 2 the Board approved a 50 increase to the previous dividend 0 30 to 0 45 / and a share buyback targeting 3 bn in FY 24  Disney is deftly managing generational disruption in media, which has challenged economic models and forced legacy players to evolve or be left behind A strong, independent, and well qualified Board is focused on delivering sustained shareholder value  The Board recognized sector disruption early and oversaw a carefully planned, long term strategy to position Disney for future success  This Board has been constructed around the diverse skills and experiences critical to Disney’s success in a complex global landscape – Five independent directors were added within the last three years and two more were added within the last five and a half years  The Succession Planning Committee is empowered to support a top Board priority a successful CEO transition – Composed of four highly successful CEOs 3 two of whom have recently executed high profile, seamless CEO transitions  Executive compensation is heavily tied to Disney’s performance and aligned with shareholders Nelson Peltz, Isaac Perlmutter, and Jay Rasulo are not what Disney needs now  Trian seeks to replace two Disney directors whose expertise is critical to the Board with nominees who lack relevant and non duplicative expertise  Nelson Peltz, Isaac Perlmutter (who owns 79 of Peltz’s stake), and Jay Rasulo will harm Disney  We believe Peltz, Perlmutter, and Rasulo would be a destabilizing distraction with a questionable agenda when Disney needs total focus on execution  Despite agitating for nearly two years, Peltz still has not communicated any novel ideas that aren’t inane  Neither Peltz, who does not understand media, nor Rasulo, who has not managed through the industry’s disruption, have the skills to help Disney  Peltz has a history of establishing “shadow management teams” that sidetrack execution and historically have not delivered superior TSR performance

DISNEY IS POSITIONED TO THRIVE AMID UNPRECEDENTED INDUSTRY DISRUPTION 5

Our strategic transformation, building on four key priorities, is working

Studio Creativity

- Committed to telling the best stories and leaning into core franchises
- Best-in-class storytelling continues with 6 of the top 10 most streamed movies across all the US streaming platforms in 2023
- Robust lineup of franchise titles in FY24 and beyond to drive audiences to theaters and Disney+

Streaming Profitability

- Poised to reach profitability by the end of FY24 and aiming to deliver double-digit profit margins[1] in the future
- Entertainment DTC OI improved by 86% year over year in Q1 FY24
- Successfully expanded Disney+ ad tier outside the US with launches in EMEA and Canada

Future of ESPN

- Confident in the value of sports and the power of ESPN, the world's leading sports brand
- Domestic sports business continues to grow
- Plan to launch ESPN flagship DTC in Fall 2025
- Announced a JV with Fox and Warner Bros. Discovery to launch a streaming sports service to extend reach outside of Pay TV[2]

Experiences Growth

- Strategically investing to turbocharge growth
- Recent openings of World of Frozen (Hong Kong) and Zootopia (Shanghai) are generating excitement and high guest satisfaction
- Together with Epic Games, we plan to create an all-new gaming and entertainment universe to further expand the reach of beloved Disney stories and experiences

"Twenty percent EPS growth, where do you get that in old media right now? If this doesn't satisfy Nelson Peltz, I don't know what will. **Bob Iger has obviously done everything that he can ... We're seeing some tangible results when it comes to streaming profitability.**"

—Bloomberg[3]

"**The new, rebuilt Disney that Bob Iger has been promising investors and fans is coming into focus** ... Iger presented a vision of a new Disney that will embed the entertainment giant further into the American pop culture psyche."

—Wall Street Journal[4]

"**Whatever chance of success these activist investors had is being buried by 100,000 tons of Disney carbonite** ... The market likes what it sees."

—TD Cowen[5]

[1] DTC streaming businesses operating income is a non-GAAP financial measure. The most comparable GAAP measures are segment operating income for the Entertainment segment and Sports segment. See page 7 for how we define and calculate this measure and why Disney is not providing a forward-looking quantitative reconciliation to the most comparable GAAP measure; [2] The formation of the streaming sports service is subject to the negotiation of definitive agreements among the parties; [3] Bloomberg, *Disney made 'huge strides' in streaming profitability*, 02/07/24; [4] Wall Street Journal, *Disney Turns to Taylor Swift, 'Fortnite' to Bolster Its Fortunes*, 02/07/24; [5] TD Cowen, equity research, 02/07/23

The Walt Disney Company

6

We are delivering on our commitments to create superior, sustainable shareholder value in a rapidly changing ecosystem

STRATEGIC COMMITMENTS	WHAT WE HAVE DONE AND WHERE WE ARE GOING
1 Reinvigorate creativity, driving unmatched IP engine	✓ Reorganized Disney to restore decision-making and authority across the content lifecycle to our creative teams ✓ Intensely focusing on strengthening the creative output of our film studio, reducing overall slate volume and driving improved returns on spend
2 Achieve sustained growth and profitability in streaming	✓ Significantly reduced entertainment DTC operating losses ... $928mm full-year reduction from FY22 and $846mm from prior year Q1[1] ✓ Reiterated intent to achieve profitability in streaming by the end of FY24 ... within 5 years of launching Disney+ (compared to 10 years for Netflix)
3 Continue building ESPN into the preeminent digital sports platform	✓ Announced sports streaming service with Fox and Warner Bros. Discovery (Fall 2024 target launch) and plan to launch ESPN flagship in Fall 2025 ✓ Entered into an agreement with PENN Entertainment, which launched ESPN BET in November 2023
4 Invest strategically in Experiences	✓ Announced ~$60bn investment plan over 10 years that includes capital to continue expanding parks and cruise line capacity ✓ Building upon a strong track record of investments generating outsized returns ... FY23 ROIC was nearly 2.5x our cost of capital[2]
5 Rationalize cost	✓ Expecting to achieve at least $7.5bn of annual cost savings by the end of FY24, exceeding the $5.5bn target announced in February 2023 ✓ Continuing to seek additional efficiencies without compromising commitment to quality, growth, and value creation
6 Improve free cash flow and maintain strong financial flexibility	✓ Trending to exceed FY24 FCF guidance of ~$8bn[3] (>60% YoY increase), which is approaching levels we last achieved pre-pandemic ✓ Declared $0.30/share dividend for January 2024; announced 50% increase for July 2024 dividend; initiated share buyback targeting $3bn in FY24 ✓ Maintaining the strongest balance sheet in the sector, which supports future growth opportunities and return of capital

[1] As of Q1 FY24; DTC streaming businesses operating income is a non-GAAP financial measure. See page 3 for how we define and calculate this measure and why Disney is not providing a forward-looking quantitative reconciliation to the most comparable GAAP measure; [2] ROIC is a non-GAAP financial measure. The most comparable GAAP measure is operating income. Please see page 3 for a definition of ROIC and the end of this presentation for a reconciliation to the most comparable GAAP measure; [3] Free cash flow reflects cash provided by operations less investments in parks, resorts and other property. Free cash flow is a non-GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which is expected to total ~$14bn in FY24 representing a ~40% YoY increase. See page 3 for how we define and calculate this measure and the end of this presentation for a reconciliation to the most comparable GAAP measure.

The Walt Disney Company 7

Disney’s unparalleled IP and storytelling have been a core strategic advantage for over 100 years 8 1 Unmatched content creation and storytelling capabilities generate our iconic IP and franchise tentpoles to maximize our audience and impact A FILM AND TV STUDIOS CONTENT DISTRIBUTION PRODUCTS AND EXPERIENCES A Our content is seamlessly delivered to billions of global consumers in a highly engaging entertainment experience B B C We extend the relevancy and lifetime value of our content by bringing beloved franchises to consumers through products and experiences around the world C

1 Enduring franchises highlight our powerful IP and unique monetization capabilities

Return on Investment[1]



Disney
FROZEN

Date	Event
NOV 2013	*Frozen*
JUL 2014	*For the First Time in Forever* at WDW
MAY 2016	*Frozen – Live at the Hyperion* at DLR
JUN 2016	*Frozen Ever After* at WDW
NOV 2019	*Frozen 2*
OCT 2020	*Once Upon a Snowman*
NOV 2021	*Olaf Presents*
NOV 2023	World of Frozen at HKDL
JUN 2024	Frozen Kingdom at TDR
TBD	World of Frozen at DLP
TBD	*Frozen 3*
TBD	*Frozen 4*

Return on Investment: 9.9x[2]



Disney PIXAR
TOY STORY

Date	Event
NOV 1995	*Toy Story*
NOV 1998	Space Ranger Spin at WDW
NOV 1999	*Toy Story 2*
MAY 2006	**Acquired Pixar**
MAY/JUN 2008	*Toy Story Midway Mania!* at WDW/DLR
JUN 2010	*Toy Story 3*
AUG 2010	*Toy Story* Land at DLP
NOV 2011	*Toy Story* Land at HKDL
APR/JUN 2018	Toy Story Land at SHDR/WDW
APR 2019	Jessie's Critter Carousel at DLR
JUN 2019	*Toy Story 4*
JUN 2022	*Lightyear*
OCT 2023	NFL Alt-Cast
TBD	*Toy Story 5*

Return on Investment: 5.5x[3]



MARVEL STUDIOS
AVENGERS

Date	Event
DEC 2009	**Acquired Marvel**
MAY 2012	*The Avengers*
MAY 2015	*Avengers: Age of Ultron*
APR 2018	*Avengers: Infinity War*
APR 2019	*Avengers: Endgame*
JUN 2021	Avengers Campus at DLR
JUL 2022	Avengers Campus at DLP
MAY 2026	*Avengers 5*
MAY 2027	*Avengers: Secret Wars*

Return on Investment: 3.3x[4]



STAR WARS

Date	Event
1977 – 1983	Original *Star Wars* Trilogy
1987/1989	*Star Tours* at DLR/WDW
1999 – 2005	Prequel Trilogy
DEC 2012	**Acquired Lucasfilm**
MAY 2011/2013	*Star Tours – Adventures Continue* DLR/WDW/TDL
2015 – 2019	Sequel Trilogy
MAR 2017	*Star Tours – Adventures Continue* at DLP
MAY/AUG 2019	SW: Galaxy's Edge at DLR/WDW
NOV 2019	*The Mandalorian*
DEC 2021	*The Book of Boba Fett*
MAY 2022	*Obi-Wan Kenobi*
SEP 2022	*Andor*
AUG 2023	*Ahsoka*
2026-2027	3 untitled films

Return on Investment: 2.9x[5]

Source: Company data. [1] Reflects the ratio between revenue and investment on titles released following Disney's acquisition of the IP. Revenue reflects aggregate 10-year revenue streams, both generated and expected, directly associated theatrical releases, including theatrical, home entertainment, TV (pay and free), and consumer products. Does not include derivative revenue streams, such as park attractions, nor does it include DTC originals associated with those franchises or pre-established franchise consumer products revenue. Investment reflects film production costs and print & advertising associated with the theatrical release of the titles, and in the case of animated titles it also includes production overhead. Investment does not include any additional distribution costs or overhead; [2] *Frozen* (11/27/13), *Frozen 2* (11/22/19); [3] *Toy Story* (11/22/95), *Toy Story 2* (11/24/99), *Toy Story 3* (06/18/10), *Toy Story 4* (06/21/19), *Lightyear* (06/17/22); [4] *Avengers* (05/04/12), *Age of Ultron* (05/01/15), *Infinity War* (04/27/18), *Endgame* (04/26/19); [5] *The Force Awakens* (12/18/15), *Rogue One* (12/16/16), *The Last Jedi* (12/15/17), *Solo* (05/25/18), *The Rise of Skywalker* (12/20/19)

The Walt Disney Company
9

By restoring authority to creative leaders, Disney is improving efficiency and effectiveness 10 1 BEST-IN-CLASS BUSINESS CREATIVE LEADERSHIP MANAGING ICONIC FRANCHISES Alan Bergman & Dana Walden CO-CHAIRMEN, DISNEY ENTERTAINMENT Josh D’Amaro CHAIRMAN, DISNEY EXPERIENCES Jimmy Pitaro CHAIRMAN, ESPN Asad Ayaz CHIEF BRAND OFFICER Named Disney’s first-ever Chief Brand Officer in April 2023 to steward and elevate the Disney brand globally across the entire ecosystem of company touchpoints and consumer experiences  Creative teams now determine what content is made and how it is marketed, distributed, and monetized – Promotes global accountability and more efficient decision-making processes – Creates a more cost-effective, coordinated, and streamlined approach to the content lifecycle, which is incorporated into our cost reduction plan – Rationalizes our streaming business to prioritize sustained growth and profitability, as demonstrated by our significantly improved operating income  Recent changes to organizational structure addressed key challenges, including: – Separated content creation from content distribution, reducing visibility and accountability for economic performance – Created inefficiencies and misalignment of incentives by removing direct linkage between content creation, investment, and economic performance

UNPARALLELED PORTFOLIO OF CORE BRANDS AND FRANCHISES Disney is focusing on core brands and franchises to deliver higher returns 11  Disney has the ability to create, distribute, and monetize our IP in unparalleled ways  The longevity of our franchises and our ability to progress consumers across our unique set of assets is unequaled  We have reduced content output with fewer projects and improved quality  We are targeting a $4.5bn reduction of annualized entertainment cash content spend 1 FILM TELEVISON SPORTS

UPCOMING FILMS: ORIGINALS, REIMAGINED CLASSICS & SEQUELS UNPARALLELED SUCCESS OF DISNEY’S FILM STUDIOS Our creative engine remains powerful 12 Note: Reflects select publicly announced planned releases as of 02/07/24 and is subject to change 1 Rationalize volume and cost of content Carefully evaluate each film project Apply our unparalleled creativity Focus on core franchises Create both fresh, new IP and sequels “Entertainment first” mentality HOW WE DRIVE CREATIVE EXCELLENCE 20 Academy Award Nominations in 2024 the most of any company 2024 2025 2026 AND BEYOND New Star Wars movie bringing the Mandalorian and Grogu to the big screen for the first time Frozen 3 6 of 10 most streamed movies across all streaming platforms in the US in 2023 #1 in global box office 7 of the last 8 years 8 of 10 and 13 of 20 highest grossing films of all time globally Our films reach global audiences in theaters and become important anchors on our global streaming platforms , driving subscription and engagement while fueling growth in Experiences First Toy Story movie since 2019

2 Streaming has disrupted the industry's historic economic models

TV and streaming consumption habits dramatically shifted

- Streaming consumption is projected to nearly double from 2019 to 2027, primarily at the expense of linear
- Audiences want the flexibility to decide what, when, and how they watch
- Ad-free offerings have conditioned consumers to reduced ad loads

TV & streaming consumption (avg daily hrs)


Traditional TV
Streaming
5:03
1:50
3:13
5:19
2:22
2:56
5:18
2:56
2:22
5:25
3:24
2:01
2019
2021
2023
2027E

Pay TV ecosystem continues to decline at an accelerated rate

- Streaming provides lower price points, more flexibility, and personalization that Pay TV cannot match
- Significant cord cutting has permanently impaired the legacy ecosystem
- According to third-party research, Pay TV subscribers are forecasted to decline industry-wide by 25% from 2023 through 2027

Pay TV subscribers (mm)[1]


100.5
84.0
64.9
43.6
CAGR
'14-'20 = (4.2%)
'20-'27 = (7.9%)
14A 15A 16A 17A 18A 19A 20A 21A 22A 23E 24E 25E 26E 27E

Streaming economics vs. Pay TV

- Industry streaming losses peaked in 2022 and are expected to improve going forward
- Economics to a streaming platform owner have been less profitable than the Pay TV bundle
- Aspects of streaming that consumers prefer are at odds with maximizing economics (e.g., ease of cancellation)

Traditional media sector DTC losses ($bn)[2]


2021
2022
2023
($6.0)
($10.5)
($4.8)

Evolving theatrical distribution model

- Day-and-date / accelerated streaming windows for theatrical releases conditioned consumer to "wait until it's on streaming"
- Global box office has improved following the pandemic but remains 26% below pre-pandemic levels
- The availability of more social, out-of-home options provides consumers additional entertainment possibilities

Global box office ($bn)[3]


$35.6
$26.1
2019
2020
2021
2022
2023

Source: Kagan, Wall Street Research, Insider Intelligence (eMarketer), Activate Consulting
[1] Includes households with a subscription to a traditional pay TV service and excludes pure-play online video services; [2] Reflects combined DTC EBITDA for Comcast, Disney, Paramount, and Warner Bros. Discovery; Disney Entertainment segment (excluding ESPN+) in 2023; [3] Reflects reported cumulative box office gross revenue (weekend box office for non-US markets) of dominant genres across 17 major markets in the Americas, Europe, and Asia-Pacific

The Walt Disney Company
13

2 The Board is overseeing a carefully planned, long-term strategy that positions Disney for future success and value creation

2015-16: Deterioration of Pay TV ecosystem became increasingly evident

- Pay TV bundle was still the dominant video product but **competition from new video services was growing** as tech disruptors were investing heavily in streaming
- **Disney needed to adapt its strategy** to the changing environment … doing nothing was not an option
- **Acquired 33% stake in BAMTech, a global leader in streaming**, data analytics, and commerce management

2017: Board supported a decisive strategy to accelerate the transition to streaming

- **Significant investment required** to build a scaled, global subscriber base
- **TFCF acquisition enabled our streaming strategy** by adding content franchises, production capabilities, and control of Hulu
- **Acquired controlling stake in BAMTech**
- **Balanced transition to protect existing cash flows** but respond to market demands

2019: Successful launch of Disney+

- **Domestic launch in November 2019** with ~500 films and 7,500 episodes of television across Disney brands/franchises
- **Had 10mm sign-ups on the first day, 60mm subscriptions after eight months, and 100mm after 16 months**
- Methodically began **roll-out to international markets**

2020-22: Management and Board deftly handled severe impacts from the global pandemic

- **Satisfied the rapid acceleration in global consumer demand for streaming** due to earlier bold investments
- **Revamped the Parks guest experience** and undertook key margin-expanding opportunities
- **Continued to broadcast live sports on ESPN** while introducing innovative tech and remote capabilities
- **Hosted NBA and MLS in a "bubble" at Walt Disney World** by leveraging our unique assets and strengths
- **Rolled out new health & safety procedures** across all our operations, enabling continued high productivity

2023: Implemented significant transformation to further adapt our strategy to the current environment

- **Reducing cost structure**
- Prioritizing a **path to profitability for streaming**
- **Investing in our core brands and franchises**
- **Building ESPN into preeminent digital sports platform**
- **Declaring a dividend** for our shareholders

2024: Disney is uniquely well positioned for the future due to our:

- **Global scale and broad consumer reach**, which are required for success in today's marketplace
- **Ability to create enduring franchises** with unmatched longevity and unique monetization
- **Best-in-class streaming platforms** now on the cusp of achieving profitability
- **Strong balance sheet** with significant capacity for investment, M&A, and return of capital to shareholders

2015 | 2017 | 2019 | 2021 | 2023 | 2025

The Walt Disney Company 14

(41%) (81%) (83%) +22% (18%) (39%) Disney’s TSR outperformed relevant peers facing a similar transition from legacy Pay TV to streaming 15  The most relevant peers to evaluate Disney’s business challenges, progress, and TSR are “pure-play” legacy media companies managing the generational disruption across Pay TV and theatrical – Warner Bros. Discovery and Paramount are the most relevant performance peers from a comparable business perspective – Fox and AMC Networks are undergoing a similar transition but are not included in our proxy due to differences in scale  Other companies cited in the proxy for compensation-planning purposes have key differences in business attributes that make them less relevant as performance peers – Alphabet, Amazon, Apple, and Meta are large-cap tech companies but generate a small portion of their total revenue from media-related assets – Comcast, with only 35% of its total revenues from mediarelated assets, has a very different business mix and business challenges than Disney – Netflix is a “digital native” company with no exposure to legacy media assets 2 TSR SINCE IGER RETURNED1 3-YEAR TSR +0% (70%) (75%) +728% +181% (9%) 5-YEAR TSR TSR OF IGER’S TENURES AS CEO2 Source: FactSet as of 02/29/24 Note: Paramount reflects Class B shares; Paramount pre-merger TSR reflects CBS TSR. Warner Bros. Discovery pre-merger TSR reflects Discovery TSR. Assumes dividends reinvested; 1 From 11/20/22 closing until 02/29/24; 2 Bob Iger’s terms as CEO from 09/30/05 to 02/24/20 and 11/20/22 to 02/29/24; 3 From 02/26/14 to 02/29/24 Trian misrepresents the facts: over the past 10 years3, investors actually made money on approximately 7 out of 10 trading days when taking into account both dividends paid and Disney’s stock price as of 02/29/24

2 Disney has built leading, scaled global streaming platforms in just four years, differentiated by difficult-to-replicate content

GLOBAL SUBSCRIPTIONS[1] (MM)

> "**Disney is pretty strong**, but it was pretty strong before. **It will be at least the two of us duking it out for a long time.**"
>
> *—Reed Hastings, Executive Chair, Netflix*[2]


260
182
25
hulu
45
111
~150
98
68
31
~25
NETFLIX
prime video
max
peacock
tv

BUILDING LEADING PLATFORMS IN A HIGHLY COMPETITIVE ENVIRONMENT

- Disney's "must-have" streaming platforms will be a long-term winner
- We are competitively differentiated by our IP, global scale, and the #1 sports media brand, ESPN
  - Content bundle with "something for everyone" reduces churn and increases lifetime value of subs
  - One-app experience will further streamline the consumer experience and increase engagement
  - Pooled audiences and sports' large, unduplicated reach allow us to maximize our advertising potential
  - Large installed base with Disney+ and Hulu will help upsell ESPN flagship DTC when launched in Fall 2025
- Each of our streaming services attracts deeply engaged viewers from broad age and demographic groups

Disney+	• Dedicated home for Disney, Pixar, Marvel, Star Wars, and National Geographic content • >13,000 shows and movies, 8,000 hours of content in 150 markets and 39 languages
hulu	• Leading all-in-one premium streaming service with live and on-demand content • >70,000 TV episodes and movies and >95 live channels in the US
ESPN+	• Thousands of live events, studio shows, and series that aren't on linear ESPN • >32,000 live events (vs. 27,000 in 2022) and >3,000 hours of original content in 2023
ESPN FLAGSHIP	• Will leverage ESPN content to continue growing the preeminent digital sports platform • Will combine all of ESPN linear and ESPN+ into one innovative product for sports fans

Source: Company filings, FactSet; [1] Global subscriptions based on most recent earnings report for each company except Prime Video which is based on Bank of America equity research from 01/11/24 and Apple TV which is based on Jefferies equity research from 07/18/23. Disney global subscriptions excludes Hotstar and Hulu Live; [2] Reed Hastings, *New York Times Dealbook Summit*, 11/30/22

The Walt Disney Company 16

2 Major deals further differentiated Disney's streaming business, with key content from TFCF (Fox) and technology from BAMTech

COMPELLING STRATEGIC RATIONALE FOR BOTH ACQUISITIONS

TFCF

- Broadened our portfolio of world-class IP and general entertainment content
- Enabled us to gain a controlling stake in Hulu
- Significantly enhanced our content output capability
- Provided a deep bench of experienced, proven management
- Opened new avenues for growth in attractive international regions

BAMTECH

- Provided tech infrastructure to quickly scale and monetize streaming capabilities
- Served as a backbone for the ESPN+ and Disney+ streaming services
- Used its video delivery platform for Disney's authenticated / ad-supported applications
- Provided a management team with streaming experience to help launch our services
- Enhanced personalization of content and advertising for consumers

KEY TFCF ASSETS AND IP ACQUIRED

BEST-IN-CLASS ASSETS

FX, hulu, NATIONAL GEOGRAPHIC, SEARCHLIGHT PICTURES, 20th Century Studios

UNIFIED KEY DISNEY IP

DEADPOOL, FANTASTIC FOUR, STAR WARS A NEW HOPE EPISODE IV

TOP GLOBAL FILM FRANCHISES

AVATAR
- $5.2bn cumulative global box office
- #1 and #3 highest grossing films of all time

X-MEN
- >$6bn cumulative global box office

AWARD-WINNING TV LIBRARY

The Simpsons: ~760 episodes

Family Guy: ~420 episodes

modern family: ~250 episodes

Source: Company data, public filings

The Walt Disney Company 17

2 Disney is driving profitability toward double-digit levels

- Operating losses of our entertainment streaming business have significantly improved
- We remain focused on achieving profitability[1] in streaming by the end of FY24, which is within five years of launching Disney+
- Netflix reached profitability[2] in 2016 — ten years after launch[3] — in a benign DTC competitive landscape vs. today
- Netflix had a 21% operating income margin in 2023, seven years after reaching profitability and seventeen years after launch

"The Netflix comparison may be a little bit fatuous ... **They [Netflix] have a ten-year head start on Disney. I think we have to drop that analogy.** I understand why Bob Iger would sound frustrated about that"
—CNBC[4]

SIGNIFICANTLY IMPROVED ENTERTAINMENT DTC OPERATING LOSSES ($BN)



($1.4)
Q4 FY22 OI
$1.1
A
Revenue growth
$0.6
B
SG&A and marketing savings
($0.4)
C
Programming expense
($0.1)
Q1 FY24 OI

(A) **Subs:** +6.7mm unique subs across Disney+ Core and Hulu, driven by new tiers and bundling[5]
ARPU: Primarily +$0.88 Disney+ Core ARPU growth driven by new tiers and price increases and +$6.84 for Hulu Live subs

(B) Savings reflecting Disney's aggressive cost reduction program

(C) Slower programming growth driven by reductions in slate investment, which does not reflect the full benefit of current reduced spending due to long-tail amortization accounting

FAVORABLE STREAMING PACING VS. NETFLIX[1]

OI MARGIN 5 YRS FROM LAUNCH		FUTURE TARGET OI MARGIN	
(15%)	Breakeven	21%	Double-digit %
NETFLIX[2] (FQ4'11)	Disney[6] (FQ4'24E)	NETFLIX TODAY	Disney TARGET

Netflix is nearly 13 years further along than Disney on its DTC journey

Source: Company data. [1] DTC streaming businesses operating income is a non-GAAP financial measure. The most comparable GAAP measures are segment operating income for the Entertainment segment and Sports segment. See page 2 for how we define this measure and why Disney is not providing forward-looking quantitative reconciliations to the most directly comparable GAAP measures and the end of this presentation for a reconciliation to the most comparable GAAP measure; [2] Defined as operating income net of Domestic DVD contribution to profit; [3] Launch in January 2007 per company filings; [4] CNBC, *Squawk Box*, 02/09/24; [5] As of Q1 FY24. Represents total subscribers added on a de-duplicated basis, with each bundle subscriber counted one time (as opposed to being counted for each service to which they are entitled via their bundle subscription); [6] Includes Disney+, Hulu and ESPN+

The Walt Disney Company 18

2 Disney's delta in profitability to Netflix results from explainable differences that we are actively addressing

- Netflix and Disney DTC launched at different times with unique strategies and investment requirements, resulting in different financial profiles reflecting their respective circumstances
- Netflix used their first-mover advantage, limited competition, and robust portfolio of relatively low-cost premium content licensed from top studios to quickly achieve scale and profitability
- We built our services in a highly competitive streaming environment requiring significant upfront investment in content and marketing to meet high consumer expectations

CURRENT KEY DIFFERENCES BETWEEN DISNEY STREAMING AND NETFLIX

Content

- Netflix has a significant volume of global content — including local, original, and long-tail content (especially in EMEA) — that has taken a long time to aggregate
- Disney+ launched in 2019 with its franchise content and general entertainment content available via the Disney bundle ... our international offerings are more nascent
- We're focusing on Disney brands, increasing international content / third-party licensing to extend the content library, and leveraging unique ESPN live sports assets

Technology

- Netflix has a near-term tech advantage, enabling reduced customer acquisition / retention costs that contribute to the significant difference in marketing costs
- Disney built globally-scaled technology platforms that service >180mm global subscriptions ... we are now highly focused on enhancing the consumer experience
- We're investing to improve product capabilities, especially content discovery and personalization, and are unifying platforms into an one-app experience

Distribution

- Netflix incurs lower billing costs and has fewer wholesale subscribers given their first-mover advantage in streaming
- We launched in a more competitive environment, using app stores and wholesale relationships to maximize distribution, which incurs greater cost and impacts ARPU
- We are optimizing our distribution relationships to improve ARPU and drive incremental profitability

Pricing

- Netflix has a higher ARPU both domestically and internationally, which they have built over an extended period of time
- Because of the competitive environment described above, Disney strategically decided to price at a highly compelling value for consumers to drive adoption
- We're optimizing our pricing strategies by rolling out tiering, including advertising and account sharing, to facilitate continued price increases and ARPU growth

The Walt Disney Company 19

3

Disney continues to build ESPN into the preeminent digital sports platform

World's leading sports brand, reaching millions of fans daily across platforms

#1 sports media brand reaches 200mm Americans monthly across platforms

Sports content is a competitive advantage for Disney and a key differentiator vis-à-vis Netflix

Favorable demographics and attractive advertising platform with broad reach

Proven success in developing streaming sports offering with ESPN+

ESPN+ streams more live sports than any DTC streaming service

Sports can convene millions of fans with live "appointment viewing"

96 of top 100 US broadcast telecasts in 2023 were sports



Sports fans' "go-to" across linear and digital platforms

Largest share of linear sports impressions and record streaming growth on ESPN+ in 2023

Premier portfolio of sports rights

Includes NFL, NBA, MLB, NHL, UFC, CFP, SEC, PGA, US Open, and more

Utilize partnerships to enhance our capabilities and reach

In discussions with potential content, marketing, and technology partners

Reimagine digital viewing experience to drive engagement and maximize monetization

DTC offerings will include greater interactivity to serve sports fans

The Walt Disney Company
20

ESPN’s offerings represent our vision for the future of sports 21 3 BUILDING INTO THE PREEMINENT DIGITAL SPORTS PLATFORM Unparalleled portfolio of rights Dedicated focus on sports Strong reach Integrate betting, commerce, games, etc. Utilize data to maximize monetization and serve fans Leverage best in class advertising team and capabilities Create a range of offerings across price points to serve fans (ESPN+, flagship DTC, WBD / Fox JV, MVPDs) Reinvent the fan experience with greater interactivity Provide new, more flexible ways and outlets to subscribe outside of Pay TV Improve Pay TV proposition with ESPN flagship included

4 Disney is investing strategically in our most profitable segment, Experiences

- In September 2023, we announced a ~$60bn investment plan over 10 years, including capital to expand domestic / international parks and cruise line capacity
- Investments will build upon our strong track record of generating outsized returns and will focus on:
  - Accelerating storytelling by utilizing our wealth of intellectual property, untapped stories, and unmatched creativity
  - Expanding our footprint ... we have over 1,000 acres of available development across our six existing resorts in North America, Europe, and Asia
  - Investing in innovative technology to improve the guest experience
  - Reaching new fans around the world ... for every park guest today, we believe there are >10 consumers with Disney affinity who don't visit the Parks in a given year

STRONG OPERATING LEVERAGE ($BN)[1]



REVENUE
OPERATING INCOME
7% CAGR
$21.6
$28.2
9% CAGR
$4.9
$7.0
FY19
FY23
FY19
FY23

ATTRACTIVE RETURNS ON INVESTED CAPITAL[3]

- ROIC has increased ~3x between FY09 and FY23
- FY23 ROIC was nearly 2.5x our cost of capital, creating significant economic value for shareholders



FY09
FY23

FY12-FY23 INVESTMENTS AND RETURNS[1,2]

4x OI | +10pts Margin

Source: Company data. [1] Includes Domestic Parks, International Parks, Disney Vacation Club and Cruise Line; [2] OI and margin based on FY12 – FY23 period; [3] ROIC is a non-GAAP financial measure. The most comparable GAAP measure is operating income. Please see page 2 for a definition of ROIC and the end of this presentation for a reconciliation of historical measures to the most directly comparable GAAP measure

The Walt Disney Company
22

Strong ROIC guides and innovation enable our investment plans 23 Note: Reflects publicly announced planned openings and events as of 02/07/24; list is not exhaustive; 1 TEA = Themed Entertainment Association, IAAPA = International Association of Amusement Parks and Attractions, VES = Visual Ef fe cts Society 4  Plan supports investments to create magical new experiences and refresh existing infrastructure  ~70% of the plan is earmarked for capacity expanding investments 10 YEAR INVESTMENT PLAN 50% 30% 20% PARKS AND RESORTS TECH & MAINTENANCE CRUISE / OTHER ~$60BN CAPITAL ALLOCATION PLAN SELECT OPENINGS AND LAUNCHES Frozen themed lands at Hong Kong Disneyland (opened November 2023) and coming to Tokyo Disneyland and Disneyland Paris First ever Zootopia themed land with an all new attraction and unique entertainment, food, beverages, and merchandise at Shanghai Disney Resort (opened December 2023) Expansion of Tokyo DisneySea with three new themed areas recreating the worlds of Frozen, Rapunzel, and Peter Pan (opens June 6, 2024) Tiana’s Bayou Adventure is a thrilling attraction inspired by The Princess and the Frog , coming to both Walt Disney World (summer 2024) and Disneyland Resort (later in 2024) Three cruise ship deliveries in FY25 and FY26 to increase the total fleet from five to eight ships AWARD WINNING INNOVATION 1 In the last decade, Disney’s theme parks and cruise line have earned more than 600 awards and accolades from world renowned organizations, high profile media, and industry experts for innovation, visual effects, and creativity, among others. Cars Land awarded Outstanding Achievement / New Theme Park Land by TEA 2013 Pirates of the Caribbean : Battle for the Sunken Treasure awarded Outstanding Visual Effects by VES 2017 Pandora the World of Avatar named one of the World’s Greatest Places by Time Magazine Star Wars : Galaxy’s Edge (DLR) named one of the World’s Greatest Places by Time Magazine 2019 Star Wars : Galaxy’s Edge Symphonic Suite named Best Instrumental Composition in the 62 nd Annual Grammy Awards Walt Disney Imagineering recognized as one of the Best Workplaces for Innovators by Fast Company 2021 Stuntronics Aerial Robotics Technology awarded Outstanding Achievement / Technical Innovation by TEA Tale of the Lion King (DLR) named Best Theatrical Production by IAAPA DLP 30th Anniversary Celebration named Most Creative Property Wide Event by IAAPA Guardians of the Galaxy : Cosmic Rewind awarded Outstanding Achievement / Attraction by TEA ( 2023

Disney is rationalizing costs and driving operating leverage 24 Source: Company data. 1 Puck, The Villain of the Year Is … The Three-Headed Monster Tormenting Disney, 01/02/24; 2New York Times, A Big Day for the House of Mouse, 11/08/23  We continue to seek additional efficiencies without compromising our commitment to quality, growth, and value creation  Within three months of Iger’s return, we announced a $5.5bn cost reduction program focused on SG&A, other operating expenses, and content spend (excluding sports)  We now expect to reduce costs by at least ~$7.5bn by the end of FY24, ~$2bn ahead of our original target – Annualized efficiency target for total SG&A and other operating expenses of $3bn (vs. $2.5bn previously), primarily from marketing, labor, technology, and procurement – Annualized entertainment cash content spend reduction target of $4.5bn (vs. $3bn previously), primarily from slate / volume reductions and lower spend per title ‣ Due to the difference between cash content expenses and their amortization, it will take a few years for the bulk of these savings to be reflected in the P&L  Our expense base in FY24 will only increase slightly vs. FY23 5 TOTAL ANNUALIZED COST SAVINGS ($BN) “When …[Nelson Peltz] first appeared last year, he said he wanted Disney to cut costs aggressively, lay off employees, and return the dividend to shareholders. Which was fine … except that Iger, by all accounts, was already doing exactly that, as any competent chief executive would when presented with the stark numbers.” Puck1 SG&A and other operating cost savings Savings on cash content spend (excluding sports) ~$2.5 ~$3.0 ~$3.0 ~$4.5 $5.5 $7.5 February 2023 target On track to exceed +36% +50% +20% % increase vs. initial target New York Times2 “Helping Iger now is a new CFO, Hugh Johnston. During his 13 years at PepsiCo, Johnston showed an ability to cut costs at a sprawling business …”

6 Disney restored robust FCF, enabling capital return to shareholders

- Disney has long maintained a disciplined and balanced approach to capital allocation
- As a result of the global pandemic, which we estimate caused billions in losses to cash from operations, we suspended our dividend in Spring 2020
- Given our strong balance sheet, commitment to cost cutting, and continued growth and improvement across our businesses, we are trending to exceed our FY24 free cash flow guidance of ~$8bn[1], a >60% year over year increase that approaches levels we last achieved pre-pandemic
- As a result, we have re-initiated our capital return program to shareholders
- Paid a cash dividend of $0.30 / share in January 2024, and the Board authorized an additional dividend of $0.45 / share (50% increase over prior dividend) to be paid in July 2024
- Announced a $3bn share repurchase target for FY24

AVERAGE RETURN OF CAPITAL DURING IGER'S CEO TENURE ($BN)



$5.9
$4.4
FY06-FY20
FY24 2

SIGNIFICANTLY IMPROVING FCF PROFILE POST-COVID[1] ($BN)



$8.7
$1.1
>60% INCREASE
~$8+
$4.9
FY19 3
FY23
FY24E

Source: Company data, FactSet. [1] Free cash flow reflects cash provided by operations less investments in parks, resorts and other property. Free cash flow is a non-GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which is expected to total ~$14bn in FY24 representing a ~40% YoY increase. See page 3 for how we define and calculate this measure and the end of this presentation for a reconciliation to the most comparable GAAP measure; [2] Includes cash dividend paid in January 2024 and authorized cash dividend to be paid in July 2024 and share repurchase announced in February 2024; [3] Fiscal 2019 included the payment of approximately $7.6bn of non-recurring tax obligations that arose from the spin-off of Fox Corporation in connection with the TFCF acquisition

The Walt Disney Company

25

6 Disney maintains the strongest balance sheet in the sector, which supports future growth opportunities and shareholder returns

- We have the highest-rated balance sheet in the sector with senior unsecured credit ratings of A2 / stable (Moody's) and A- / positive (S&P)
- Our Q1 FY24 net debt and net leverage are consistent with post-TFCF deal closing levels in FY19 despite the significant impact of COVID on our businesses

DISNEY LEVERAGE[1] (MULTIPLE OF EBITDA[2])



NET LEVERAGE
TOTAL LEVERAGE
COVID
1.5x
1.3x
1.2x
0.9x
2.6x
2.3x
5.2x
3.5x
5.1x
3.5x
3.1x
2.3x
2.9x
1.9x
2.8x
2.4x
FY17
FY18
FY19
FY20
FY21
FY22
FY23
Q1 FY24

Debt ($bn)[1]	FY17	FY18	FY19	FY20	FY21	FY22	FY23	Q1 FY24
Total	$25	$21	$44	$56	$52	$46	$45	$46
Net	21	17	39	39	36	35	30	39

STRONG BALANCE SHEET RELATIVE TO MEDIA PEERS[3]



NET LEVERAGE
TOTAL LEVERAGE
2.8x
2.4x
1.9x
1.0x
2.5x
1.5x
4.3x
4.0x
5.9x
4.9x
Disney[1]
NETFLIX
FOX
WARNER BROS. DISCOVERY
Paramount

Moody's / S&P rating	Disney	Netflix	Fox	Warner Bros. Discovery	Paramount
	A2 / A-	Baa2 / BBB+	Baa2 / BBB	Baa3 / BBB-	Baa3 / BBB-

[1] Each of Net Debt and Net Leverage is a non-GAAP financial measure. Please see page 2 for a definition of each of Net Debt and Net Leverage and why Disney is not providing forward-looking quantitative reconciliation to the most comparable GAAP measure and the end of this presentation for a reconciliation of historical measures to the most directly comparable GAAP measure; [2] EBITDA is a non-GAAP financial measure. The most comparable GAAP measure is segment operating income. Please see page 2 for a definition of EBITDA and why Disney is not providing forward-looking quantitative reconciliation to the most comparable GAAP measure and the end of this presentation for a reconciliation of historical measures to the most directly comparable GAAP measure; [3] Leverage metrics shown on LTM basis and based on latest reported debt and cash balances, including subsequent issuances and repayments disclosed to date

The Walt Disney Company 26

Disney is successfully delivering transformational change in a rapidly changing marketplace

	NOVEMBER 2022	TODAY
Organization and culture	Misaligned accountability structures	Creativity and accountability restored
Cost control	Elevated spend to support prior media org structure	Annualized cost savings target of at least $7.5bn
Streaming path to profitability[1]	($3.4bn) FY22 operating loss	FY23 OI increased +$0.9bn YoY
Creative engines	High volume of content	Focused on core franchises and higher quality
Parks	Continued post-COVID normalization for some businesses	~$60bn investment to turbocharge growth
ESPN	Multiple headwinds and ongoing churn	Planning to launch new distribution platforms
Linear networks	Outlook uncertain	Focused on driving ongoing cost efficiencies
Free cash flow[2]	$1.1bn FCF for FY22	Trending to exceed FY24 FCF guidance of ~$8bn
Return of capital	No dividend / buybacks	Reinstated dividend and buyback programs

Source: Company filings. [1] Based on Disney Entertainment DTC; [2] Free cash flow reflects cash provided by operations less investments in parks, resorts and other property. Free cash flow is a non-GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which was ~$6bn for FY22 and is expected to total ~$14bn in FY24. See page 2 for how we define and calculate this measure and the end of this presentation for a reconciliation to the most comparable GAAP measure

The Walt Disney Company

27

A STRON G , INDEPENDEN T, AND QUALIFIED BOARD IS FOCUSED ON DELIVERING SUSTAINED SHAREHOLDER VALUE 28

The Board launched a clear, transparent process to deliver a top priority: a successful CEO transition 29 1 Represents committee composition following Disney’s 2024 annual meeting; 2 Puck, Iger’s Peltz Defense, 12/10/13  The Board is focused on both selecting a new CEO and positioning the new CEO for long-term success – Independent Chairman Mark Parker, who was integral to Nike’s well-regarded and successful succession from his tenure as CEO, was appointed to lead a Succession Planning Committee (SPC) composed of other highly successful CEOs – Former Morgan Stanley CEO James Gorman – who had just completed a similarly well-regarded transition at Morgan Stanley – has joined both the Board and the SPC  The SPC met seven times in 2023, consistently discussing its progress with the full Board, including: – Retaining appropriate advisors, including a well-regarded search firm – Developing a timeline for the search process and identifying relevant skills / expertise – Reviewing both internal and external candidates Puck2 Disney has “been very clever in bringing James Gorman, the outgoing CEO of Morgan Stanley, onto the Disney board … What value does Peltz bring to the succession question on the Disney board if Gorman is already there? Perhaps not much, at this point.” SUCCESSION PLANNING COMMITTEE MEMBERS1 Mark Parker EXECUTIVE CHAIRMAN AND FORMER CEO, NIKE James Gorman EXECUTIVE CHAIRMAN AND FORMER CEO, MORGAN STANLEY Mary Barra CHAIR AND CEO, GENERAL MOTORS COMPANY Calvin McDonald CEO, LULULEMON ATHLETICA

NIKE’S AND MORGAN STANLEY’S CEO TRANSITIONS WERE BOTH WELL REGARDED Directors Mark Parker and James Gorman have both executed high-profile, seamless CEO transitions 30  Mark Parker was President and CEO of Nike for 14 years  The Nike Board conducted a thorough search, evaluating the skills needed in the next CEO to best serve Nike, including global strategy, e-commerce, and enterprise tech  The Nike Board chose John Donahoe, a member of the Nike Board for five years and former President and CEO of both ServiceNow and eBay  It was a seamless transition, executed over more than three months as Donahoe stepped into the CEO role and Parker stepped into the Executive Chairman role  James Gorman was CEO of Morgan Stanley for 14 years  The Board deliberately prepared executives over a decade to take over as CEO, ultimately selecting three internal candidates as finalists  One of those candidates became CEO and the other two stayed as Co- Presidents  underscoring the careful, thoughtful nature of the process  Gorman is now Executive Chairman and will relinquish this role by end of 2024 Telsey Advisory, 10/22/19 “We view the announcement as a bit of a surprise, but the transition seems to have been well-planned.” UBS, 10/23/19 “This news is a modest positive because it signals business as usual for Nike: succession planning is a core competency at Nike.” Reuters, 10/25/23 “As with all his endeavors, his [James Gorman’s] succession has been well-planned, facilitating a smooth transition.” FT, 12/21/23 “The smooth process has branded Gorman as a kind of succession savant. He is set to join Disney’s board next year where he will sit on a special succession planning committee.”

Disney s independent, highly qualified Board is focused on delivering superio r , sustained shareholder value 31 Source: Proxy Statement of The Walt Disney Company, 02/01/24 Five independent Directors ( (**) were added within the last three years and two more (**) were added within the last five and half years Mary Barra CEO, GENERAL MOTORS Expertise in long term strategic planning and brand evolution during periods of technological change, as well as expertise in large scale cost rationalization and organizational restructuring. Safra Catz CEO & FORMER CFO, ORACLE Expertise in capitalizing on and managing risk within a rapidly changing technological landscape that affects our businesses, strategic planning, large scale cost rationalization, and strategic M&A and acquisition integration. Amy Chang FORMER EVP, CISCO SYSTEMS Expertise in emerging technologies, such as artificial intelligence, and in the implementation of responsive business strategies for consumer and retail businesses. Jeremy Darroch FORMER EXEC. CHAIR AND GROUP CEO, SKY Expertise in navigating the changing media landscape (having transformed a linear satellite broadcaster into one of Europe’s largest multi platform TV providers) as well as expertise in content creation and creative talent management. Carolyn Everson FORMER VP OF GLOBAL MARKETING SOLUTIONS, META Expertise in navigating evolving media and advertising landscapes as well as branded, consumer facing technology and its intersection with marketing. Michael Froman PRESIDENT, COUNCIL ON FOREIGN RELATIONS Expertise in and strategic guidance on international markets in which Disney currently and potentially could participate, including factors affecting international trade, complex digital governance, and cyber issues. James Gorman EXEC. CHAIR, MORGAN STANLEY Expertise in driving strategic transformation of a large, global company with a long term sustainable business model, and overseeing a successful, well regarded CEO succession process. Robert Iger CEO, THE WALT DISNEY COMPANY Unmatched knowledge of and expertise in Disney’s creative content, expanding Disney’s geographic presence and revenue channels, and delivering superior shareholder value of 579% TSR during his initial CEO tenure. Maria Elena Lagomasino CEO & MP, WE FAMILY OFFICES Deep investor perspective from her significant private banking and wealth management experience, as well as governance and social thought leadership. Calvin McDonald CEO, LULULEMON ATHLETICA Expertise at integrating and innovating the customer experience across multiple channels and geographies, plus retail and brand building experience. Mark Parker (Chair) EXEC. CHAIR, NIKE Expertise in driving consumer product growth via international and DTC expansion, managing creative talent, and delivering a successful, well regarded CEO succession. Derica Rice FORMER EVP, CVS HEALTH CORP Expertise in aligning financial and strategic objectives in brand focused organizations, cost discipline, and creating effective organizational structures. * * * * * * *

This Board is built around diverse skillsets critical to Disney's success



	Barra	Catz	Chang	Darroch	Everson	Froman	Gorman	Iger	Lagomasino	McDonald	Parker	Rice
SKILLS CENTRAL TO DISNEY'S STRATEGY												
Media and entertainment				●	●			●				
Direct-to-Consumer	●		●	●	●			●		●	●	●
Technology and innovation	●	●	●	●	●		●					
Strategic transformation	●			●			●	●		●	●	
360 degree brand activation	●◆	●	●	●	●	●	●	●	●	●◆	●◆	●
Succession planning	●			●			●			●	●	
CORE COMPETENCIES												
Business dev., M&A and growth	●	●	●	●	●	●	●	●	●	●	●	●
Corporate responsibility	●▲	●	●	●▲	●	●▲	●	●	●▲	●	●	●
Executive management	●⬟	●⬟	●	●⬟	●	●	●⬟	●⬟	●	●⬟	●⬟	●
Finance and accounting	●	●■	●	●■	●	●	●	●	●	●	●	●■
Global business operations	●	●	●	●	●	●	●	●	●	●	●	●
Risk management	●	●	●	●	●	●	●	●	●	●	●	●
OTHER												
Cybersecurity		●	●			●						
Diversity	●	●	●		●				●			●

◆ Denotes particular expertise in brand leadership and integration with consumer experience ▲ Denotes formal service in an ESG thought leadership role ⬟ Denotes public company CEO experience ■ Denotes public company CFO experience

Source: Proxy Statement of The Walt Disney Company, 02/01/24; please see Proxy Statement for additional detail describing each skill

The Walt Disney Company

32

Trian's campaign targets two Disney directors with skillsets and expertise that are an important component of the Board's oversight



Michael Froman

Extensive foreign relations expertise provides uniquely valuable insights on complex geopolitical issues affecting our strategy and operations

- Mr. Froman has significant expertise in international trade issues honed throughout his career – particularly as U.S. Trade Representative and his current role as President of the Council on Foreign Relations
- His expertise is highly relevant to Disney's current businesses and growth strategy on such matters as:
  - Digital issues, such as the flow of data across borders and the taxation of digital products, which is critical to streaming and other Disney businesses;
  - International enforcement of intellectual property rights, which is foundational to Disney's global business, and the special Intellectual Property Courts he helped establish to significantly improve the enforcement of U.S. intellectual property rights; and
  - International supply chain risk assessment and mitigation, which is essential to Disney's licensed consumer products
- As the global economy confronts fundamental questions around integration, globalization, and decoupling, Mr. Froman provides the Board key insights and context about key issues, including:
  - Impact of evolving geopolitics on the global economy (e.g., trade and investment rules, economic security trends) and on business;
  - Implications of the wars in Europe and the Middle East;
  - Changing nature of alignments between countries around the world;
  - Dynamics around differential economic growth in the U.S., Europe, Asia, and elsewhere
- Losing Mr. Froman's perspectives and experience would be a disservice to Disney and its shareholders at a time of increased geopolitical tensions and international regulatory pressures

The Walt Disney Company

33

Trian's campaign targets two Disney directors with skillsets and expertise that are an important component of the Board's oversight



Maria Elena Lagomasino

Long-term shareholder perspective, capital markets experience, and corporate governance expertise inform the Board's ongoing accountability and responsiveness to shareholders

- Ms. Lagomasino's extensive capital markets career has been centered on fiduciary responsibility, honing an investor perspective, and deep expertise in corporate governance
  - She has, among other roles, served as the President and CEO of JPMorgan Private Bank, a Trustee of Carnegie Corporation of New York and the Chair of its Investment Committee overseeing $4bn, and the CEO of WE Family Offices managing $14bn for clients
- Ms. Lagomasino is active in corporate governance more strategically, including:
  - As a founder of the Institute for the Fiduciary Standard; and
  - A member of the Advisory Board of the Millstein Center for Global Markets and Corporate Ownership, which seeks to positively influence the future of the corporation amid a seismic shift in patterns of corporate ownership and calls for sustainable investment strategies
- As an active Disney director, she:
  - Provides valuable insight from her service on the boards of other large consumer-oriented global companies, including The Coca-Cola Company, where she serves as Lead Independent Director;
  - Engages frequently and directly with many of Disney's shareholders on behalf of the Board;
  - Spearheads efforts, as Chair of the Compensation Committee, to incorporate shareholder feedback into compensation strategy and planning, ensuring executive compensation is aligned with the achievement of Disney's key financial and strategic goals; and
  - Has consistently increased shareholder support for Disney's say-on-pay proposal in every year since she became Chair of the Compensation Committee in 2019
- Losing Ms. Lagomasino's long-term shareholder perspective and governance expertise would undermine Disney and its shareholders on a critical dimension of Board accountability

The Walt Disney Company 34

Trian wants to replace these valuable directors with nominees who lack relevant and non duplicative expertise 35 Source: FactSet as of 02/22/24; 1 Reflects stock performance of iHeartMedia from 05/17/19 to 02/22/24 Nelson Peltz ⨯ At Disney, Bob Iger not Jay Rasulo was the driver of the company’s strategy and value creation ⨯ His leadership of Parks and being the CFO do not automatically translate to leading the creative soul of Disney or building a st reaming business ⨯ No further executive experience at any public company since leaving his role at Disney eight years ago ⨯ His perspectives are stale given Disney today is a radically different company in an industry experiencing generational disru pti on ⨯ Exceptionally poor TSR as Lead Independent Director at iHeartMedia (stock has declined 87% since he joined the Board) 1 Jay Rasulo ⨯ No media expertise, despite his stated desire to have a Board led review of the creative processes at Disney ⨯ His only novel ideas demonstrate his lack of understanding of the media ecosystem ⨯ In previous Board experience, was known to establish “shadow management teams” committed to advancing Trian’s agenda ⨯ Creates maximum disruption to ensure demands are met, which would be a destabilizing distraction when Disney needs total focu s o n execution ⨯ Track record of significant value destruction outside of the consumer packaged goods industry ⨯ Ike Perlmutter, Peltz’s silent partner who owns ~79% of Trian’s shares, has a fraught history with Bob Iger that could inhibi t P eltz from working constructively

Management compensation is heavily tied to Disney performance

PERFORMANCE ALIGNMENT

- Disney's Compensation Committee has a multi-year track record of making changes to its executive compensation program that are responsive to shareholder feedback
  - Increased CEO's performance-based RSUs ("PBUs") to comprise 60% of overall long-term incentive (LTI) grant value for FY23, up from 50% for FY22
  - Starting in FY22, increased PBUs to comprise 50% of overall LTI grant value for all other NEOs (other than Interim CFO), up from 30% in FY21
  - Increased relative TSR target performance level for all NEOs to above median (55th percentile of the S&P 500) starting in FY22

% OF IGER FY23 TARGET COMPENSATION AT RISK



Base salary
4%
Target annual incentive
Earned based on company performance against preset goals
7%
Stock options
Value depends on appreciation in Disney share price
36%
PBUs
Tied to (i) achievement of relative TSR and (ii) absolute ROIC performance (equally weighted)
53%
96% variable or at-risk
Disney

COMPENSATION OF MEDIA CEOS RELATIVE TO IGER'S[1]



100%
101%
102%
124%
160%[2]
Higher total $ compensation vs. Iger
Disney
Paramount
COMCAST
WARNER BROS. DISCOVERY
NETFLIX

Source: Company filings and public filings [1] Reflects actual compensation as of latest fiscal year [2] Reflects average of co-CEOs' latest total compensation figures

The Walt Disney Company
36

This Board has "skin in the game" and, more importantly, has the expertise to deliver on our growth strategy

MEDIAN VALUE OF SHARES HELD BY INDEPENDENTS[1]

$1.6mm

EACH

OWNERSHIP GUIDELINES EXCEED S&P 500 AVG[2]

5x annual cash retainer in

3 YEARS (Disney) vs. **5 YEARS** (S&P 500)

TRIAN CLAIMS TO BE MORE INVESTED THAN IT IS[3]

- Trian claims ownership of >$3bn of Disney stock ... in reality, Trian only owns ~$650mm Disney shares
- **Trian has sold over 2.3mm shares since Dec 2022 (25% of stake) and sold ~534K shares from Sep 2023 to Dec 2023 in the middle of the proxy fight**
- Isaac Perlmutter, a former Disney executive, owns the vast majority of shares that Trian claims to own



Rasulo
0.0%
Perlmutter
79%
Trian
21%

"[Trian] sold stock from the third quarter to the fourth quarter ... **It's odd to see a company and/or an investment manager sell stock during a proxy fight** ... it is rare following these things to see that. **Unless they have redemptions that they had to sell some stock for."**

—CNBC[4]

Assets Under Management — particularly assets <u>someone else</u> owns and manages themselves — are not the right criterion for assessing director effectiveness

Source: Company filings and public filings; [1] Excludes Directors Darroch, Gorman, and Everson, who have served on the Board for less than three years, and equity value is based on shares and stock units at Disney's closing stock price as of 01/01/24, the date Disney's definitive proxy was filed; [2] S&P 500 Outside Director Compensation Analysis Insights, Meridian Compensation Partners, 11/30/23; [3] Trian definitive proxy statement, 01/01/24; [4] CNBC, *Squawk on the Street*, 01/15/24

The Walt Disney Company 37

NELSON PELTZ, IKE PERLMUTTER, AND JAY RASULO ARE NOT WHAT DISNEY NEEDS RIGHT NOW 38

Peltz, Perlmutter, and Rasulo are not what Disney needs now 39 Peltz does not understand the challenges Disney is facing Peltz’s “theses” are nothing new and underscore his lack of understanding of both Disney and the media industry Peltz’s slate, including his silent partner Ike Perlmutter, would harm Disney and jeopardize our strategic transformation Peltz’s agenda is misaligned with other shareholders’ long term interests Disney has sought constructive engagement with Peltz, but he is unwilling to consider any other resolution besides a Board se at for himself Neither Peltz nor Rasulo have the skills to help Disney Peltz’s TSR track record at his current and previous directorships (and his partners’ as well) is deeply concerning 1 2 3 4 5 6 7

Peltz doesn’t understand the challenges Disney is facing … 40 1CNBC, Squawk Box, 02/08/24; 2 Puck, The Crocodile’s Idea, 02/04/24  Peltz has ignored the central challenges Disney is facing and the core strengths it is leveraging to successfully navigate this moment in time – The media sector is undergoing generational disruption – We have made great strides executing our strategic plan – Disney has positioned itself to thrive in the evolving media ecosystem – Managing creative businesses is different than managing a hedge fund  We already have in motion the vast majority of Peltz’s “suggestions,” and his “novel ideas” demonstrate how unequipped he is for boardroom and strategy discussions at Disney 1 CNBC1 “I don’t know if he [Peltz] has any idea what to do with a media company. He used to do consumer products companies and Jeff Sonnenfeld said he has no idea what he’s doing. So he likes to go in and stir things up … He [Peltz] wants a higher stock price but I don’t think he has any idea how to get there.” “His agenda includes a few notable but perplexing goals. Foremost among them is: Get the board to review Disney’s “creative processes and structure” to enable Disney to reclaim its box office luster. Okay, I get this. But I’m not sure what a board of directors can do to inspire the rank and file to make better movies. Another is: Get management to make Disney’s streaming business as profitable as Netflix’s. Okay, that’s a worthy goal. But these are two very different companies. Netflix had a blank sheet of paper when it came to developing its streaming business. It’s not so simple for Disney…” Puck2

… which he readily admits every time he is on CNBC … 41 1 CNBC interview, Squawk on the Street , 01/18/24; 2 CNBC interview, Money Movers , 02/14/24 1 NELSON PELTZ SAID: IT IS CLEAR THAT: “… they question the relevant experience you have in terms of the entertainment and media business and why you would add anything?” 1 “By the way, they said I have no media experience. I don't claim to have any Peltz doesn’t understand media “I do wonder how you fix that [creativity] at the board level?” 2 “I think what you do at the board level is you start to make sure that you have the right creative people in place Peltz knows nothing about managing creativity “What do you think they should do with ESPN?” 2 “Let me tell you, I don't know Peltz has no plan at all for Disney THE INTERVIEWER ASKED:

1 … and his partner, Jay Rasulo, is equally oblivious on CNBC

"And, frankly, he [Iger] did the Fox acquisition, which is very hard to understand, which doubled down on the linear business"
—CNBC[1]



IHEARTMEDIA IHRT
INTRA DAY 2.31
-0.03
-1.28%
05/07/2019 - TODAY -87.17%
32
21
11
0
MAY 7, 2019
FEB 27, 2024
MONEY MOVERS
FORMER DISNEY CFO ON PROXY FIGHT

- Jay Rasulo **doesn't understand why Disney acquired 21st Century Fox**
- **He's stuck with legacy "analog thinking"** since his only media experience in the last eight years is on the Board of iHeartMedia, **which has declined 87% since he joined the Board**[2]

AS DISNEY SAID FROM THE START, THE FOX DEAL WAS ABOUT STREAMING

"**One of the most exciting aspects of our Fox acquisition is that it will allow us to greatly accelerate our DTC strategy**, enabling us to better serve consumers around the world. As I've said before, **we believe creating a DTC relationship is vital to the future of our media businesses, and it's our highest priority.** Combined, our DTC will include a controlling interest of Hulu here in the U.S. ... in addition to our upcoming Disney- and ESPN-branded offerings. **And the combination of Fox's properties – including the franchises I mentioned a moment ago with Disney, Pixar, Marvel, Lucasfilm, ESPN, and ABC content — provides the opportunity for us to create even more compelling entertainment experiences and value propositions via DTC services, across a wider array of audiences.**"

—Bob Iger, Transaction Announcement Call, 12/14/17

"And when we started looking at what we might be able to buy from 21CF; of those assets ... **we realized that we could create significant value from buying those assets within a DTC strategy. So the lens that we analyzed 21CF through, was with an eye toward eventually launching DTC businesses.** It wasn't -- interestingly enough -- it wasn't just about buying franchises and content that existed. **It was about getting the talent that we would ultimately need to create the content, to fuel all these services.**"

—Bob Iger, MoffettNathanson Conference, 05/14/19

[1] CNBC interview, *Money Movers*, 02/27/24; [2] Reflects stock performance of iHeartMedia from 05/17/19 to 02/22/24

The Walt Disney Company
42

2 Peltz's "theses" are nothing new and underscore his lack of understanding of both Disney and the media industry

	TRIAN GOAL	DISNEY PERSPECTIVE
STUDIO CREATIVITY	Initiate Board-led review of creative process[1]	• Clearest example that **Trian has no understanding of creative-led businesses** • **Bureaucracy does not drive global box office** or creative success • Reorganization has **re-empowered our creative leaders** to create best-in-class content
STREAMING PROFITABILITY	Target Netflix-like margins of 15-20% by FY 2027[1]	• Peltz **does not understand streaming** and **does not have a plan to support his arbitrary timeline** • We are making strong progress to date **($0.9bn OI improvement in FY23 for Disney Entertainment DTC)** • Committed to **breakeven by end of FY24[3], with a long-term double-digit margin target[4]**
FUTURE OF ESPN	Bundle ESPN+ with a competitor like Netflix[2]	• **ESPN is a clear differentiator** vs. other peers, including Netflix • Sports is a **core element of our streaming bundle** • **Concrete progress against digital vision** (e.g., Fall 2025 flagship DTC launch, FOX/WBD JV, ESPN BET)
EXPERIENCES GROWTH	Execute on clear vision for Parks to achieve high-single digit OI growth[1]	• The **clear vision** we laid out in September 2023 **already achieves Experiences OI growth in HSD/LDD** • **Long track record of high Experiences ROIC** … FY23 ROIC was nearly 2.5x our cost of capital[5] • **Steady pipeline of new attractions** opening to high consumer demand and excitement
CORPORATE GOVERNANCE	Adopt best-in-class governance and complete succession process[1]	• **We have best-in-class governance** with very shareholder-friendly bylaws and robust shareholder engagement • **Succession is a top Board priority**, led by four successful CEOs with two recently leading well-regarded successions • **Robust, ongoing Board refreshment**, including five new independent directors in past three years

[1] Trian Definitive Proxy Statement, 02/01/24; [2] Bloomberg, *Peltz's Plan to Fix Disney Includes Bundling ESPN+ With Netflix*, 01/30/24; [3] For our combined streaming businesses; [4] DTC streaming businesses operating income is a non-GAAP financial measure. The most comparable GAAP measures are segment operating income for the Entertainment segment and Sports segment. See page 2 for how we define and calculate this measure and why Disney is not providing a forward-looking quantitative reconciliation to the most comparable GAAP measure; [5] ROIC is a non-GAAP financial measure. Please see page 2 for a definition of ROIC and the end of this presentation for a reconciliation to the most comparable GAAP measure

The Walt Disney Company
43

3 Peltz's slate — exacerbated by his silent partner, Ike Perlmutter — would harm Disney ...

- ✗ Peltz **has never been involved** in a business with **creativity at its core and doesn't understand the media sector**
- ✗ **Peltz's "suggestions" are dangerous, uninformed, and value-destructive**
- ✗ Former Marvel exec **Ike Perlmutter** — whose fraught history with Bob Iger is publicly documented — **owns ~79% of the shares Trian claims to represent and has collaborated with Peltz to run two consecutive proxy contests**
- ✗ In previous Board experience, **Peltz characteristically established a "shadow management team"** committed to advancing his own agenda in lieu of long-term shareholder value
- ✗ **Peltz** — particularly under Perlmutter's continued influence — **would create a significant distraction and waste time and resources when management needs total focus on execution**
- ✗ Peltz on the Board **sends a message that creativity is being deprioritized** in favor of financial engineering **just as we are restoring creative confidence across Disney**

✓ "These activists must be defeated. They are not interested in preserving the Disney magic, but stripping it to the bone to make a quick profit for themselves."

—Roy Disney, 02/29/24

✓ "... I know for a fact that the worst thing that could happen to the company is Nelson Peltz."

—Abigail Disney, 02/29/24

The Walt Disney Company 44

4 … and does not serve shareholders' long-term interests

WHY ARE THEY INTERESTED IN DISNEY?



Ike Perlmutter

- Perlmutter's fraught history with Bob Iger appears to have driven his collaboration with Peltz to run a proxy contest (he owns ~79% of the shares Peltz claims to own)
- Perlmutter's oversight of Marvel's studio was severed in 2015 due to his ongoing antagonization of the creative team and vehement opposition to expanding the group's output to films like *Black Panther* and *Captain Marvel*, which ultimately made >$1.3bn and >$1.1bn, respectively, in global box office
- Perlmutter left Disney in March 2023 as part of the company's cost reduction program



Nelson Peltz

- Trian was terminated as an investment manager within Disney's pension plan in 2021 after underperforming the S&P 500 by more than 500 basis points on an annualized basis over 8 years[1]
- Peltz offered excuses for the underperformance and pressured Disney executives to reverse the termination decision
- Peltz met with Perlmutter in July 2022 and the two began working together to get Peltz a Disney board seat



Jay Rasulo

- Rasulo resigned after not being appointed Disney COO in 2015
- Rasulo "is also Perlmutter's guy. He was the guy that Perlmutter wanted to take over [Disney] and Perlmutter and Bob Iger have been on the outs ever since"[2]
- When Iger told Perlmutter that Rasulo wouldn't be COO in 2015, Perlmutter responded: "You broke my heart"[3]

TRIAN TRIO LOOKING TO SETTLE SCORES

"Peltz's campaign against Disney **reeks of a personal vendetta against Iger rather than a compelling strategic vision for value creation.**"
—Fortune[2]

"The decision to add Jay Rasulo to the slate further indicates that **this proxy fight is about Ike Perlmutter versus Bob Iger.**"
—13D Monitor[3]

"Ike's pity party adds one … Now Ike is shadow-puppeting his West Palm bro Peltz in this proxy fight and, lo and behold, Rasulo appears to declare, "The Disney I know and love has lost its way." **Scorned former employees do tend to think that way.**"
—Puck[4]

"**But for Perlmutter, it's personal.** Perlmutter became one of the company's biggest shareholders after selling Marvel to Disney in 2009 for $4bn. Over time, **Iger chipped away at Perlmutter's power, leaving him angry and marginalized.**"
—Bloomberg[5]

[1] Represents the period from May 2013 through April 2021 and assumes the reinvestment of dividends; [2] Fortune, *'The wizard vs. the illusionist'*, 11/07/23; [3] 13D Monitor, *The Most Activist Place on Earth*, 12/14/23; [4] Puck, *What I'm Hearing: Thursday Thoughts*, 12/14/23; [5] Bloomberg, *Iger Has Enough Antagonists for Three Disney Films*, 12/18/23

The Walt Disney Company
45

Disney has consistently sought constructive engagement, which Peltz has ignored 46 1 Proxy Statement of The Walt Disney Company, 02/01/24 and 02/10/23 5 WHAT HAVE PELTZ, PERLMUTTER, AND RASULO BROUGHT? WHAT HAS DISNEY OFFERED? 2 proxy fights >20 meaningful interactions since Feb. 2023 and 3 meetings with the Board No substantive ideas Disney isn’t already executing Comprehensive strategic transformation to adapt to current environment 27 requests to join the Board Information sharing agreement and quarterly meetings with Board Massive distraction for over 20 months wasting time, money, and resources Robust strategic plan to drive growth and value 2 director nominees who can’t help Disney now 3 new independent directors in last 18 months who can help Disney now Peltz (18x), Perlmutter on Peltz’s behalf (7x), or together (2x) suggested Peltz should be added to the Board at least 27 times from July 2022 to December 2023 1 7x JULY 2022 2x AUG 2022 9x NOV 2022 1x DEC 2022 2x MAY 2023 1x OCT 2023 3x NOV 2023 1x DEC 2023 1x JAN 2023

5

Disney has always been open to constructive shareholder engagement, as ValueAct can attest

HISTORY OF CONSTRUCTIVE ENGAGEMENT WITH VALUEACT

Summer 2023
ValueAct begins investing in Disney amidst the Hollywood strikes, when the Disney share price was around $80

November 15, 2023
News breaks that ValueAct has been building a stake in Disney and is reported to be one of ValueAct's largest positions

BUSINESS | DEALS
Activist ValueAct Builds Stake in Disney
Investor bought shares over the summer, when Disney stock was languishing around $80

January 2024
ValueAct enters into an information sharing arrangement to facilitate strategic consultation with Disney and agrees to support its director nominees in fight with Peltz

DealBook / Business & Policy
Disney Gains Support From a Prominent Activist Investor
ValueAct Capital, known for working constructively with boards, said it would support the media giant's director nominees amid a challenge by Nelson Peltz.

"As legacy technologies transition to digital platforms, **we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board** to help create long-term sustainable shareholder value."
—Mason Morfit, ValueAct Co-CEO and CIO

STRONG TRACK RECORD WITH INVESTMENTS RELEVANT TO DISNEY

Avg. Duration Held[1,2]	Board Seats[2]
2.9 years	4

Avg. Annualized TSR[1,4]	Avg. Ann. TSR vs. S&P 500[1,4]
47%	+32ppt

21ST CENTURY FOX | Adobe | Microsoft | The New York Times | Nintendo | salesforce | Spotify

Source: FactSet. [1] Summary metrics reflect investments in 21st Century Fox, Adobe, Microsoft, The New York Times, Salesforce, Spotify and Nintendo; [2] Includes Adobe, Microsoft, Salesforce and 21st Century Fox; [3] Reflects duration between first and final 13F filing disclosing ValueAct position; excludes current positions; [4] Reflects TSR between first and final 13F filing disclosing ValueAct position for closed positions; for current positions, reflects TSR from first 13F filing disclosing ValueAct position through January 31, 2024

The Walt Disney Company
47

6 As their track records on other media-related boards demonstrate, neither Peltz nor Rasulo have the skills to help Disney

- Nelson Peltz does not understand the media industry and does not bring additive skills to the Disney Board
- Neither does Jay Rasulo, who has not managed through the industry's disruption or had an executive role since leaving Disney over eight years ago

PELTZ: MSG SPORTS TSR TRAILS MARKET[1]

- Peltz has been on the MSGS Board since October 2014
- TSR is nowhere near outperforming the S&P 500 by 900bps annually, as Peltz claims all his Boards have[2]



121 ppt underperformance
205%
S&P 500
84%
TSR

RASULO: IHEARTMEDIA METRICS ARE SIGNIFICANTLY DOWN ACROSS THE BOARD

- Rasulo was appointed to the iHeartMedia Board on 05/01/19 as Lead Independent Director
- Stock price and key performance metrics are worse today than when Rasulo joined the Board



STOCK PRICE PERFORMANCE[3]
Stock declined 87% since Rasulo joined Board
May '19
May '20
May '21
May '22
May '23



EBITDA MARGIN (%)
Declined ~500bps
27%
22%
2019A
2024E



EPS ($)
Declined 90%
$0.77[4]
$0.08
2019A
2024E



DEBT / LTM EBITDA
Increased ~1.3x
5.2x
6.5x
03/31/19
09/30/23



FIRM VALUE / NTM EBITDA
Declined (2.3x)
8.6x
6.3x
07/18/19
02/09/24

Source: FactSet as of 02/22/24. [1] Reflects TSR of MSGN from 10/28/14 (when Peltz joined Board, based on announcement date) to 09/30/15 (spin-off of Sports and Entertainment business), and MSGS from 09/30/15 to 02/22/24; [2] CNBC interview, 01/12/23; [3] IHRT share price data first available on 05/07/19 at listing on OTC Pink after Rasulo was appointed to Board on 05/01/19; [4] Reflects EPS of Success Company coming out of Chapter 11 bankruptcy from 05/01/19 to 12/31/19

The Walt Disney Company
48

7 Peltz and his Trian colleagues chronically underdeliver on boards

WHAT NELSON PELTZ SAYS[1]	THE ACTUAL FACTS[2]

WHAT NELSON PELTZ SAYS[1]

"I have probably served on more boards than anybody that I know ... **whatever Board it was, has outperformed the S&P by 900bps annually**"

"Nelson wakes up every day trying to find ways for Trian's investments to generate the best returns"[3]

THE ACTUAL FACTS[2]

NELSON PELTZ

- Served on 14 boards
- Only 6 have outperformed the total shareholder return (TSR) of the S&P annually over his Board tenure
- Average board performance has been **~50bps WORSE annually than the S&P**
- Median board performance has been **~250bps WORSE annually than the S&P**

OTHER TRIAN REPRESENTATIVES[4]

- Served on 8 boards
- Only 1 has outperformed the TSR of the S&P annually (and that by less that 1%)
- Average board performance has been **~1,500bps WORSE annually than the S&P**
- Median board performance has been **~1,000bps WORSE annually than the S&P**

Source: FactSet as of 02/22/24. [1] Nelson Peltz, CNBC interview, 01/12/23; [2] The performance numbers represent total shareholder returns, including the impact of dividend reinvestment and adjusting for spin-offs, from one-business day prior to Peltz or another Trian representative effectively joining Board until date Peltz or Trian representative exited Board (or 02/06/24 if currently on Board), compared to the total shareholder return of the S&P500 index for the same period of each case; [3] Trian Fund Management, preliminary proxy statement, 02/02/23; [4] Includes Trian Co-Founders Ed Garden and Peter May, Trian Partner Brian Baldwin and Nelson's son Matt Peltz whose board positions are enumerated on Trian's website (except Garden on Chemtura Board)

The Walt Disney Company 49

Peltz s investment returns relative to his benchmark do not support his rhetoric … 50 7  Peltz claimed: “I have probably served on more boards than anybody that I know … whatever Board it was, has outperformed the S&P by 900bps annually 1  But when using a complete dataset, Peltz or Trian involvement on boards resulted in TSR underperformance versus the S&P 500 in ~68% of cases NELSON PELTZ AS BOARD MEMBER 2 OTHER TRIAN REP AS BOARD MEMBER 2 (14%) (5%) (19%) 21% 5% (2%) 25% (5%) (3%) 14% 7% (6%) (29%) 2% (9%) (14%) (14%) (5%) (10%) 1% (7%) Unileve r Wendy's Janus Henderson Group Invesco Procter & Gamble Sysco Legg Mason Mondele z Legg Mason Trane Te chnologie s H. J. Heinz MSG Ne tworks / MSG Sports CI FC Encore Capital Group Janus Henderson Group General Electric nVent Electric Bank of New York Mellon Pentair Tiffany & Co. Family Dollar Stores Chemtura Unilever Wendy’s Janus Henderson Invesco P&G Sysco Legg Mason Mondelez Legg Mason Trane Tech. H.J. Heinz Janus Henderson GE nVent Electric BNY Mellon Pentair Tiffany & Co. Family Dollar Chemtura (59%) MSG Sports Encore Capital CIFC Source: FactSet as of 02/22/24. 1 Nelson Peltz, CNBC interview, 01/12/23; 2 Bars in chart illustrate total shareholder returns, including impact of dividend reinvestment and adjusting for spin offs, from one business day prior to Peltz or another Trian representative effectively joining Board until date Peltz or Trian representati ve exited Board (or 02/22/24 if currently on Board) minus total shareholder return of S&P 500 during same period for each case; 3 Reflects Peltz’s tenure from 02/01/22 to 11/15/22; 4 Reflects Peltz’s second tenure from 05/20/19 to 07/31/20; 5 Reflects Peltz’s first tenure from 10/27/09 to 12/01/14; 6 Reflects Ed Garden’s tenure starting 02/01/22 3 4 5 6

… on the other hand, Bob Iger has delivered strong returns for Disney shareholders throughout his tenure as CEO

- The Board acted decisively in November 2022 when it determined that a CEO change was necessary
  - Determined that Bob Iger is the right CEO at the right time to navigate Disney through generational disruption and successfully execute our strategic transformation
  - Subsequently implemented a robust succession process, led by CEOs with strong succession experience, to find Disney's next leader by the end of 2026
- The true measure of a CEO's success is the **TSR during their tenure as CEO** relative to pure-play performance peers
- Peltz suggested on CNBC[1] that investors "take a look at that TSR and then you tell me the answer" — so we did

DISNEY VS. S&P TSR[2] (IGER'S COMBINED TERMS AS CEO)


First term: 09/30/05 to 02/24/20
Second term: 11/20/22 to 02/29/24
Chapek as CEO
728%
Disney
381%
S&P 500 Comm. Services Index[3]
363%
S&P 500
09/30/05
02/29/24

DISNEY VS. MEDIA PEERS TSR (IGER'S FIRST TERM)


Disney
579%
Warner Bros. Discovery
244%
21st Century Fox[4]
104%
Paramount[5]
49%

DISNEY VS. MEDIA PEERS TSR (COMBINED TERMS)


Disney
728%
Warner Bros. Discovery
181%
21st Century Fox[4]
104%
Paramount[5]
(9%)

Source: FactSet. [1] Nelson Peltz, CNBC interview, 01/12/23; [2] TSR represents stock price appreciation plus reinvestment of dividends; [3] Currently includes CHTR, CMCSA, DIS, EA, FOX, FOXA, GOOG, GOOGL, IPG, LYV, META, MTCH, NFLX, NWS, NWSA, OMC, PARA, T, TMUS, TTWO, VZ, and WBD; [4] TFCFA returns up to unaffected date of 11/03/17 prior to news leak regarding a potential sale; [5] Viacom Class A returns up to the closing of Viacom and CBS's merger and Paramount Global Class B returns since

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CONCLUSION 52

You cannot "restore the magic" if you don't understand magic

Disney has an unparalleled creative engine that drives shareholder value creation

- Our 100 years of incomparable storytelling excellence has resulted in best-in-class assets and timeless, beloved characters for all ages
- Our creativity makes the impossible possible and is a source of inspiration in a cynical world
- Our creative engine is rejuvenated and thriving

Disney is uniquely positioned to thrive amid generational disruption

- We built leading streaming platforms supported by our differentiated IP, global scale, and the #1 sports media brand, ESPN
- We have an unequaled ability to create franchises with longevity and to engage consumers across our unique assets
- We have unique monetization capabilities that drive superior economics and outsized revenue and margin opportunities

Nelson Peltz and Trian's approach would absolutely damage Disney

- Peltz has no experience managing creative businesses ... you don't manage creativity the way you manage a hedge fund
- Peltz's suggestion for a "board-led creative review" process is value destructive ... bureaucracy doesn't drive box office or creative success
- Peltz's idea to bundle ESPN with Netflix, our biggest streaming competitor, underscores how little he understands about media and our business

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This Board is already delivering on Disney s potential 54 1 Diluted EPS excluding certain items is a non GAAP financial measure. The most comparable GAAP measure is diluted EPS. See page 2 for how we define and calculate this measure and why Disney is not providing a forward looking quantitative reconciliation to the most comparable GAAP measure and the end of this presentation for a reconciliation to the most comparable GAAP measure; 2 Free cash flow reflects cash provided by operations less investments in parks, resorts and other property. Free cash flow is a non GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which is expected to tot al ~$14bn in FY24 representing a ~40% YoY increase. See page 2 for how we define and calculate this measure and the end of this presentation for a reconciliation to the most comparable GAA P m easure.; 3 Represents committee composition following Disney’s 2024 annual meeting Disney is positioned to thrive amid unprecedented industry disruption  In Q 1 FY 24 we delivered GAAP and Non GAAP Diluted EPS 1 growth of 49 and 23 respectively, and have guided to Non GAAP Diluted EPS growth 1 of at least 20 for FY 24  We are successfully executing against detailed plans for growth in each of our businesses to drive superior, sustainable shareholder value – Reinvigorating creativity in our film studios by restoring decision making to creative leaders increasing ROI by prioritizing quality over output – Line of sight to streaming profitability beginning in Q 4 FY 24 with opportunities for subscriber and ARPU growth and margin expansion ahead – Continuing to advance ESPN as the preeminent digital sports platform with ESPN flagship DTC, ESPN Bet, and the FOX WBD joint venture – Turbocharging growth in Experiences with detailed 10 year, 60 bn investment plan, building upon our strong track record of outsized returns – On pace to exceed 7 5 bn annual cost savings target, up 2 bn from original Q 2 FY 23 target  Leveraging robust FCF 2 the Board approved a 50 increase to the previous dividend 0 30 to 0 45 / and a share buyback targeting 3 bn in FY 24  Disney is deftly managing generational disruption in media, which has challenged economic models and forced legacy players to evolve or be left behind A strong, independent, and well qualified Board is focused on delivering sustained shareholder value  The Board recognized sector disruption early and oversaw a carefully planned, long term strategy to position Disney for future success  This Board has been constructed around the diverse skills and experiences critical to Disney’s success in a complex global landscape – Five independent directors were added within the last three years and two more were added within the last five and a half years  The Succession Planning Committee is empowered to support a top Board priority a successful CEO transition – Composed of four highly successful CEOs 3 two of whom have recently executed high profile, seamless CEO transitions  Executive compensation is heavily tied to Disney’s performance and aligned with shareholders Nelson Peltz, Isaac Perlmutter, and Jay Rasulo are not what Disney needs now  Trian seeks to replace two Disney directors whose expertise is critical to the Board with nominees who lack relevant and non duplicative expertise  Nelson Peltz, Isaac Perlmutter (who owns 79 of Peltz’s stake), and Jay Rasulo will harm Disney  We believe Peltz, Perlmutter, and Rasulo would be a destabilizing distraction with a questionable agenda when Disney needs total focus on execution  Despite agitating for nearly two years, Peltz still has not communicated any novel ideas that aren’t inane  Neither Peltz, who does not understand media, nor Rasulo, who has not managed through the industry’s disruption, have the skills to help Disney  Peltz has a history of establishing “shadow management teams” that sidetrack execution and historically have not delivered superior TSR performance

BLACKWELLS IS PROPOSING A SOLUTION IN SEARCH OF A PROBLEM 55 APPENDIX A

Blackwells “theses” underscore their lack of understanding of Disney 56 1 Blackwells Capital Letter to Fellow Shareholders, 02/06/24; 2 Proxy Statement of Blackwells Capital, 02/06/24; 2 Blackwells Capital Releases its Vision for the Future of Technology at Disney, 02/26/24 BLACKWELLS THESIS THE REALITY BREAK DISNEY INTO PIECES “…exploring all strategic possibilities with cold eyes, including the potential separation of Disney into three entities…” 1  Our businesses the studios, media platforms, parks, cruise lines, and consumer products work together as a whole and are fueled by original studio content from our unparalleled creativity and storytelling  What makes Disney unique is our ability to leverage our best in class IP to monetize our franchises across all our lines of business and extend their longevity for generations to create differentiated returns on our investments  Blackwells demonstrates a complete misunderstanding of Disney’s strengths derived from synergies across our businesses SPIN OFF PROPERTY INTO A REIT “Disney could separate its owned real estate into an independent publicly listed REIT” 2  Real estate is strategic, not incidental, to Disney’s ability to create sustainable, long term shareholder value  A REIT structure would have burdensome limitations, including numerous, complex operational restrictions and a reduction of operational / ownership control over core assets, particularly our Parks  The traditional financial advantages of separating real estate assets (valuation arbitrage, tax efficiency, alternative sourc es of capital) have limited applicability for Disney’s owned real estate portfolio RELY MORE ON AI, VIRTUAL REALITY, AND AUGMENTED REALITY “Disney should be dominating in the fields of spatial computing and AI… AI…”3  Disney is at the forefront of spatial computing and AI in numerous ways  Disney is one of the few companies that successfully marries deep technical know how, innovative thinking, unmatched creative power, and some of the most valuable IP in the world  Blackwells doesn’t understand Disney’s current technology prowess and the strength of our innovation pipeline

Breaking Disney up, including its real estate assets, would destroy key competitive advantages 57  Our core competitive advantage is our unparalleled IP coupled with the unique ability to leverage and monetize it through film, streaming, consumer products, parks, and experiences  Walt Disney’s Synergy Map has proven to be a highly relevant, foundational strategy over an extended period of time – The strategic vision that Walt created has fueled a long track record of value creating growth for Disney shareholders – While the Synergy Map and our asset base have evolved over the past 67 years, Walt’s underlying insight remains highly relevant today  We are not going to jeopardize that powerful value creation engine by focusing on short term financial engineering – We have already rationalized our real estate portfolio and divested non core assets; the real estate that remains in our portfolio is strategic to our operations and integral to our ability to drive sustainable, long term shareholder value – A REIT structure would impose burdensome limitations and reduce operational control over core assets, particularly in our Parks, and could impair our ability to make changes to attractions, sell integrated vacation packages and other examples that would have negative implications to potential profit growth DIS SYNERGIES FROM BREAKING DISNEY UP WOULD DWARF ANY POTENTIAL UPSIDE

Disney is already a leader in deploying emerging technologies 58 1 Blackwells Capital Releases its Vision for the Future of Technology at Disney, 02/26/24 BLACKWELLS THESIS 1 THE REALITY FRAGMENTATION “Severe technological fragmentation between Disney’s segments and sub segments”  Disney has taken multiple steps beginning as early as 2018, and especially in the past year to create unified platforms and organizations, and to streamline technology leadership that aligns with our core business strategy. ̶ TWDC has unified consumer identity / data platforms that both Experiences and Entertainment / ESPN technology stacks utilize ̶ Technology unification in our media businesses has led to material annual cost efficiencies including cost reductions, build vs buy optimization, and enabling the workforce to focus on higher value added areas  Our CTOs play an important role on Disney’s leadership team, have direct collaboration with our top leadership and Board, and are deeply involved in many of our biggest decisions  We take a “constant improvement” posture, and consistently evaluate and evolve our technology delivery models UNHURRIED INNOVATION “Consistently behind the technological advancement curve”  We don’t create or use technology for technology’s sake; we leverage technology to differentiate and elevate entertainment experiences, services, and content  The tech powering many of our outward touch points is intentionally invisible, which is critically important to the guest experience … but it is pervasive … since 2021, Disney has filed for or been granted more than 1,600 patents worldwide  Disney is repeatedly the partner of choice for major technology companies: we have the technical skills to work on the most complex and technically challenging projects with unmatched creativity, content, and brands  Disney has consistently pioneered tech advancements such as Disney+ on Apple Vision Pro (one of the top native app experiences on a ground breaking platform)

Disney is already a leader in deploying emerging technologies (cont.)

BLACKWELLS THESIS[1]		THE REALITY
MISSING NATIVE TECHNOLOGY STACK	"Disney bolts on technological services, rather than developing them from the ground-up"	• Native technology development – a core focus for decades, since Imagineering began – has been accelerating • We have built or rebuilt multiple core technological systems and platforms and several of the most technologically-advanced content production & distribution facilities in the world – Disney's ad tech is driven off a proprietary, unified platform which enables addressable advertising technology and data targeting – Our unified ad tech platform enabled us to launch Disney+ Ad Tier in just 6 months, and is powering our ad tier rollout around the world • Many of our platforms, systems, and software combine core proprietary designs and technologies – purpose-built and differentiating – with commonly used component tech
SPATIAL COMPUTING AND AI MEDIOCRITY	"Disney's cutting-edge AI and spatial computing initiatives are stale at best"	• Disney is at the forefront of spatial computing and AI in many ways: – USD – a foundational element of spatial computing – was created by Pixar (and open-sourced) – Our Parks business has been working with AI for more than a decade – Disney was a signature launch partner on Apple Vision Pro – ESPN worked with the NBA & Brooklyn Nets to produce the first ever live volumetric video telecast, which blended live sports, live television and video game experience • We are active in spatial computing and AI, but also cognizant that the technology is still ahead of the business model • Disney is mindful of protecting intellectual property, our consumers, workforce, creative partners, brands, and business, and ensuring we understand uses and guidelines for AI

[1] Blackwells Capital Releases its Vision for the Future of Technology at Disney, 02/26/24

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Blackwells nominees are unqualified for election to Disney's Board

THE BLACKWELLS NOMINEES ARE LESS QUALIFIED AND WOULD HINDER DISNEY'S TRANSFORMATION EFFORTS UNDERWAY



Craig Hatkoff

- × No experience with large, public media and entertainment companies, particularly in Disney's area of focus, nor any other consumer-facing businesses, let alone theme parks, cruises, and experiences
- × His experience is primarily in real estate and financial investment businesses
- × Heads the Nomination and Governance committee at a company which has four board members with over 20 years of tenure
- × Chairing a small publishing company and helping to start a film festival do not qualify as "deep media industry knowledge"[1]



Jessica Schell

- × Has never served as a director of a public company or an operating company, despite having served on the management teams of certain media and entertainment companies
- × Her media experience mostly is rooted in legacy media, and Hulu was in its infancy and far from profitable when she was there
- × Would not be considered independent (her brother and/or entities with which he is affiliated have ongoing contractual business relationships with Disney)



Leah Solivan

- × Has never served as a director of a public company
- × Her executive and investor experience – which focused on online marketplaces, early-stage consumer, SaaS, and infrastructure companies – is not aligned with Disney's strategy, objectives, or needs
- × Has not worked with companies of Disney's scale ... deploying $60bn of capex is different than $25mm in venture capital funding

Blackwells nominees do not possess the appropriate range of talent, skill, perspective, and/or expertise to effectively support Disney's priorities in the face of continuing industry-wide challenges

[1] Blackwells Disney Investor Presentation, 03/04/24

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60

FINANCIAL RECONCILIATIONS 61 APPENDIX B

Reconciliation of DTC streaming businesses operating losses 62 Source: Company filings  The following tables reconcile Entertainment and Sports segment operating income (loss) to the DTC streaming businesses opera tin g loss: Quarter Ended ($MM) December 30, 2023 December 31, 2022 Entertainment Sports DTC Streaming Services Entertainment Sports DTC Streaming Services Linear Networks $1,236 ($25) $1,130 ($95) (+) DTC streaming businesses (DTC and ESPN+ businesses) (138) (78) ($216) (984) (69) ($1,053) (+) Content Sales / Licensing and Other (224)  (1)  Total $874 ($103) $345 ($164) Year Ended ($MM) September 30, 2023 October 1, 2022 Entertainment Sports DTC Streaming Services Entertainment Sports DTC Streaming Services Linear Networks $4,119 $2,581 $5,198 $3,299 (+) DTC streaming businesses (DTC and ESPN+ (2,496) (116) ($2,612) (3,424) (589) ($4,013) (+) Content Sales / Licensing and Other (179)  352  Total $1,444 $2,465 $2,126 $2,710

Reconciliation of Diluted EPS excluding certain items 63 Source: Company filings; 1 Tax benefits / expense is determined using the tax rate applicable to the individual item; 2 Before noncontrolling interest share; 3 Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding; 4 For the quarter ended 12/30/23, intangible asset amortization was $380mm, step up amortization was $68mm and amortization of intangible assets related to TFCF equity investees was $3mm. For the quarter ended 12 /31/22, intangible asset amortization was $417mm step up amortization was $159mm and amortization of intangible assets related t o TFCF equity investees was $3mm; 5 Charges related to exiting our businesses in Russia; 6 DraftKings loss ($70mm), partially offset by a gain on the sale of a business ($28mm)  The following table reconciles reported Diluted EPS to Diluted EPS excluding certain items: ($MM except EPS) Pre Tax Income / Loss Tax Benefit / Expense 1 After Tax Income / Loss 2 Diluted EPS 3 Change vs. prior year period Quarter Ended December 30, 2023 As reported $2,871 ($720) $2,151 $1.04 49% Exclude: Amortization of TFCF and Hulu intangible assets and fair value step up on film and television costs 4 451 (106) 345 0.18 Excluding certain items $3,322 ($826) $2,496 $1.22 23% Quarter Ended December 31, 2022 As reported $1,773 ($412) $1,361 $0.70 Exclude: Amortization of TFCF and Hulu intangible assets and fair value step up on film and television costs 4 579 (135) 444 0.24 Restructuring and impairment charges 5 69 (8) 61 0.03 Other income, net 6 42 (16) 26 0.01 Excluding certain items $2,463 ($571) $1,892 $0.99

Reconciliation of free cash flow 64 Source: Company filings; 1 Trending to exceed $8bn in free cash flow for FY24  The following table reconciles the Company’s consolidated cash provided by continuing operations to free cash flow: Year ended ($MM, unless otherwise noted) Sept. 28, 2019 Oct. 3, 2020 Oct. 2, 2021 Oct. 1, 2022 Sept. 30, 2023 FY2024E Cash provided by operations continuing operations $5,984 $7,616 $5,566 $6,002 $9,866 ~$14bn ( (--) Investments in parks, resorts and other property (4,876) (4,022) (3,578) (4,943) (4,969) (~6bn) Free cash flow $1,108 $3,594 $1,988 $1,059 $4,897 ~$8bn 1

EBITDA, net debt and leverage reconciliation

($BN)	FY17	FY18	FY19	FY20	FY21	FY22	FY23	Q1 FY23	Q1 FY24	LTM Q1 FY24
Income from continuing operations before income taxes	**$13.8**	**$14.7**	**$13.9**	**($1.7)**	**$2.6**	**$5.3**	**$4.8**	**$1.8**	**$2.9**	**$5.9**
(+) Content license early termination	0.0	0.0	0.0	0.0	0.0	1.0	0.0	0.0	0.0	0.0
(+) Corporate and unallocated shared expenses	0.6	0.7	1.0	0.8	0.9	1.2	1.1	0.3	0.3	1.2
(+) Restructuring and impairment charges	0.1	0.0	1.2	5.7	0.7	0.2	3.8	0.1	0.0	3.8
(+) Other (income) expense, net	(0.1)	(0.6)	(4.4)	(1.0)	(0.2)	0.7	(0.1)	0.0	0.0	(0.1)
(+) Interest expense, net	0.4	0.6	1.0	1.5	1.4	1.4	1.2	0.3	0.2	1.2
(+) Amort. of TFCF/Hulu intangible assets & fair value step-up on film & TV costs	0.0	0.0	1.6	2.8	2.4	2.4	2.0	0.6	0.5	1.9
(+) Impairment of equity investments	0.0	0.2	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Segment operating income	**$14.8**	**$15.7**	**$14.9**	**$8.1**	**$7.8**	**$12.1**	**$12.9**	**$3.0**	**$3.9**	**$13.7**
(-) Corporate and unallocated shared expenses	(0.6)	(0.7)	(1.0)	(0.8)	(0.9)	(1.2)	(1.1)	(0.3)	(0.3)	(1.2)
(+) Depreciation and amortization[1]	2.8	3.0	3.1	3.4	3.4	3.5	3.8	0.9	0.9	3.8
(+) Equity-based compensation	0.4	0.4	0.7	0.5	0.6	1.0	1.1	0.3	0.3	1.2
(-) Minority interest	(0.4)	(0.5)	(0.5)	(0.4)	(0.5)	(0.4)	(1.0)	(0.1)	(0.2)	(1.2)
EBITDA	**$17.0**	**$17.9**	**$17.2**	**$10.9**	**$10.3**	**$15.0**	**$15.4**	**$3.8**	**$4.5**	**$16.3**
<u>Debt</u>										
(+) Total borrowings	$25.3	$20.9	$47.0	$58.6	$54.4	$48.4	$46.4	$48.4	$47.7	$47.7
(-) Net debt issuance discounts, costs and purchase accounting adjustments	-	0.1	(2.5)	(2.2)	(2.1)	(1.9)	(1.8)	(1.9)	(1.8)	(1.8)
Total debt	**$25.3**	**$21.0**	**$44.5**	**$56.4**	**$52.3**	**$46.5**	**$44.6**	**$46.5**	**$45.9**	**$45.9**
(-) Cash and cash equivalents	(4.0)	(4.2)	(5.4)	(17.9)	(16.0)	(11.6)	(14.2)	(8.5)	(7.2)	(7.2)
Net debt	**$21.3**	**$16.8**	**$39.1**	**$38.5**	**$36.3**	**$34.9**	**$30.4**	**$38.0**	**$38.7**	**$38.7**
Total leverage	**1.5x**	**1.2x**	**2.6x**	**5.2x**	**5.1x**	**3.1x**	**2.9x**			**2.8x**
Net leverage	**1.3x**	**0.9x**	**2.3x**	**3.5x**	**3.5x**	**2.3x**	**1.9x**			**2.4x**

Source: Company filings. Note: numbers may not tie due to rounding. [1]Excludes TFCF and Hulu amortization of intangible assets

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65

Return on invested capital reconciliation 66 1 Reflects the average of invested capital at the end of such fiscal year and the end of the immediately prior fiscal year. Inv est ed capital is defined as the remainder of the segment's total assets at a fiscal year end minus the sum of such segment's a) cas h, cash equivalents and restricted cash as of the last day of the fiscal year, (b) deferred tax assets and (c) non interest bearing liabilities and income and property tax liabilities; 2 Includes Parks & Resorts, Consumer Products, and Interactive Media  The following table reconciles the Experiences segment’s consolidated operating income to return on invested capital: ($MM) Year Ended September 30, 2009 Year Ended September 30, 2023 Operating income $1,732 2 $8,954 ( (--) Taxes (641) (1,880) Operating income, net of taxes $1,091 $7,074 (/) Average invested capital 1 $15,033 $34,471 Return on invested capital 7.3% 20.5%

The Walt Disney Company @Disney and related entities